                         CELLULAR ONE LICENSE AGREEMENT


                                     BETWEEN

                               CELLULAR ONE GROUP

                                       AND

                           SYGNET COMMUNICATIONS, INC.

                         CELLULAR ONE LICENSE AGREEMENT


SECTION                       TITLE                                     PAGE NO.
-------                       -----                                     --------


I.         GRANT, LIMITATIONS AND ACKNOWLEDGMENTS ..................... 8

II.        TERM AND RENEWAL ........................................... 9

III.       RIGHTS AND DUTIES OF LICENSOR ..............................11

IV.        DUTIES OF LICENSEE .........................................18

V.         FEES AND REPORTING .........................................28

VI.        MARKS ......................................................33

VII.       CONFIDENTIAL INFORMATION ...................................37

VIII.      ADVERTISING ................................................38

IX.        INSURANCE ..................................................41

X.         TRANSFER OF INTEREST .......................................42

XI.        DEFAULT AND TERMINATION ....................................44

XII.       OBLIGATIONS UPON TERMINATION OR EXPIRATION .................50

XIII.      INDEPENDENT STATUS AND INDEMNIFICATION .....................51

XIV.       APPROVAL AND WAIVERS .......................................52

XV.        NOTICES ....................................................52

XVI.       ENTIRE AGREEMENT ...........................................53

XVII.      SEVERABILITY AND CONSTRUCTION ..............................53

XVIII.     APPLICABLE LAW .............................................54

XIX.       ACKNOWLEDGMENTS ............................................55

                         CELLULAR ONE LICENSE AGREEMENT

         THIS AGREEMENT is entered by and between Cellular One Group, a Delaware general partnership ("Licensor") and SYGNET Communications, Inc., a corporation/partnership organized under the laws of OHIO ("Licensee").

                                    PREAMBLE

         Licensor is a Delaware general partnership (the "Partnership") with its principal place of business in Dallas, Texas. The current general partners of the Partnership are Cellular One Marketing, Inc., a Delaware corporation, Cellular One Development, Inc., a Delaware corporation, and Vanguard Cellular Corp., a North Carolina corporation. Additional partners may be admitted to the Partnership from time to time. (The Partnership partners, as they may exist from time to time, are referred to herein as the "Partnership Partners").

         The Partnership is engaged in the business of licensing and promoting the service mark "Cellular One" and certain related trademarks, service marks and designs.

         Licensee desires to receive a license from Licensor to use the Cellular One -Registered Trademark- mark, together with the marks designated on Exhibit A hereto and such other marks as Licensor may hereinafter designate in writing (collectively referred to as the "Marks") within the market(s) described on Exhibit B (the "Licensed Territory") in accordance with the provisions of this License Agreement.

                             INTRODUCTORY STATEMENT

         Licensor's goal has been and continues to be the promotion of the Marks as being synonymous, in the minds of consumers of telecommunications services, with nationwide, dependable, high quality telecommunications services and related services, goods and equipment (the "National Brand Goal"). Historically, Licensor's strategy to achieve the National Brand Goal has been to license the Marks, and predecessors of the Marks, for use by providers of Cellular Radiotelephone Services (as defined in 47 C.F.R Section
 .22.99) ("Cellular Telephone Services") on the so-called "A" side in certain Federal Communications Commission ("FCC") designated markets. The competition to licensees of the Marks has historically come primarily from "B" side providers of Cellular Telephone Services (who constitute the other providers of Cellular Telephone Services under the duopoly created by the FCC for such service). Given this duopoly, Licensor believes that its strategy for achieving the National Brand Goal has been effective to date. However, the telecommunications landscape has changed dramatically in recent periods and Licensor believes that its strategy may need to be modified or entirely new strategies adopted to achieve and maintain the National Brand Goal.

         Licensor believes that these modified or new strategies will be essential if its licensees are to enjoy the competitive benefits afforded by a widely recognized national brand as other powerful national brand competitors, which have not historically competed with licensees of the Marks, enter their markets directly. Licensor believes that the emergence of these major new competitors, with powerful national brands, will be accompanied by technological changes that will render the distinction between Cellular Telephone Services and other telecommunications services increasingly less important to consumers. Licensor expects that consumers will begin to focus on applications, utilities, brand names and distribution channels and will demand that a provider of telecommunications services, either directly or through alliances, offer a full menu of communications, such as long distance, cellular (or other wireless) service, internet access, satellite television and local service, all under one name and perhaps billed by a single source. Licensor believes that its current and future strategies must be sufficiently flexible to permit it to respond to these expected changes in the industry and to provide its licensees with a national brand that can be used in a manner that will allow those licensees to meet consumer expectations.

         Licensor plans to continue, as its primary strategy, granting licenses to "A" side Cellular Telephone Services providers (both in newly licensed markets or in connection with the renewal of currently outstanding Cellular One "A" side licenses), and to begin attempting to grant licenses to "B" side providers of Cellular Telephone Services or to resellers of Cellular Telephone Services in FCC licensed markets not served by an "A" side Cellular One licensee. Licensor may also consider, however, licensing a provider of Alternate Wireless Services (as defined below), such as a personal communications service provider, the right to utilize the Marks in a market or markets where no Cellular Telephone Services provider utilizes the Marks to promote such services.

         Licensor has, from time to time, granted licensees of the Marks the right to use one or more of such Marks in connection with products or services other than those constituting Cellular Telephone Services. Among other things, Licensor has permitted licensees of the Marks to incorporate one or more of the Marks onto cellular telephone equipment or to utilize one or more of the Marks in connection with the nationwide delivery of calls to cellular telephones. Licensor has also granted licensees the right to continue to use or to begin using one or more of the Marks in connection with some of the products and services (the "Additional Products" and "Additional Services") described on Exhibit D hereto. Licensor anticipates that consumers of wireless telecommunications services may come to expect that high quality offerings of services such as Cellular Telephone Services or other Primary Services (as defined below) will include uniform functionality and service features and bundles of Additional Products, Additional Services and Cellular Telephone Services or other Primary Services. As such demand develops, Licensor expects to designate standards for the offering and delivery of the Cellular Telephone Services or other Primary Services and related Additional Products and Additional Services, and to identify one or more Additional Products or Additional Services as

"Core Products," the offering of which will be subject to the provisions of this License Agreement, as described in Section III.I. hereof.

         As part of its plan to achieve and maintain the National Brand Goal, Licensor will from time to time establish standards pursuant to Section III.B. hereof, defining minimum acceptable operating and other criteria for offerings by Licensee of the Cellular Telephone Services or other Primary Services and related Additional Services and Additional Products. In light of market conditions, as they change from time to time, Licensor may designate separate standards for products offered under a particular Mark. Licensor has provided, on Exhibit E to this License Agreement, a description of the technical standards and service standards (collectively, the "Quality Standards") which will initially be applicable to the Cellular Telephone Services or other primary Services, Core Products, Additional Services and Additional Products displaying or sold under the various Marks.

         Licensor may, in the future, designate certain of the Additional Products or Additional Services as Core Products where and when it determines that consumers have come to expect that such products or services will be offered in conjunction with any high quality offering of Cellular Telephone Services or other Primary Services, and in order to achieve and maintain the National Brand Goal. The existing required Core Products are nationwide call delivery and roaming capability. Additional Core Products may include, by way of example only, such products or services as long distance, voice messaging, local exchange service, dispatch service and paging service, which offer consumers nationwide consistency of operation or other benefits. Unless it elects not to do so, Licensee will be obligated to offer the Core Products under the specified Marks throughout the Licensed Territory in connection with its delivery of Cellular Telephone Services or other Primary Services. If Licensee is unable or elects not to so offer one or more Core Products in connection with Cellular Telephone Services or other Primary Services, Licensor, subject to Section III.I. of this License Agreement, may amend the License Agreement to terminate Licensee's rights to utilize the Marks to promote the Core Products not then being offered or, with respect to the existing Core Products of nationwide call delivery and roaming capability, may terminate this License Agreement.

         The development of the wireless telecommunications industry and the regulatory patterns relating to that industry have resulted in overlaps or conflicts between licensees of the Marks with regard to certain promotional activities. In order to permit licensees of the Marks to make full use of such Marks in their promotional and other activities and in order to reduce conflicts between or the expense of resolving conflicts between such licensees, this License Agreement permits licensees of the Marks to make certain incidental use of the Marks outside of their respective licensed territories while permitting Licensor to impose reasonably necessary restrictions, including requiring the use of tag lines or other identifying mechanisms, where necessary to maintain the integrity of the licensed territories and to avoid customer confusion regarding the providers of Cellular Telephone Services or other Primary Services therein. In addition, because the markets for wireless telecommunications services vary from geographic area to geographic area for economic, demographic, topographic, legal and other reasons, and because Licensor expects that certain markets may develop at different rates from others, this

License Agreement permits Licensor to vary definitions of Cellular Telephone Services or other Primary Services, Core Products, Additional Services and Additional Products and to vary the Quality Standards and certain of the fees payable hereunder in order to achieve or maintain progress toward the National Brand Goal.

         The foregoing is intended as an explanation of Licensor's goals and planning, and shall not be deemed to affect the meaning or construction of any of the following provisions. In the event of any conflict between the foregoing and the following provisions, the following provisions shall prevail.

                                  DEFINED TERMS

         As used in this License Agreement, the capitalized terms set forth below shall have the following meanings:

         "1-800-CELL ONE MARK" shall mean the service mark denoted as such on Exhibit A hereto.

         "800 NUMBER SUPPLEMENT" shall have the meaning set forth in Section IV.J.1.(b) of this License Agreement.

         "A" SIDE" shall mean the Block A (non wire line) cellular frequencies as designated by the FCC.

         "ADDITIONAL FEES" shall mean any fees determined in accordance with
Section V.G. of this License Agreement.

         "ADDITIONAL PRODUCTS" shall mean the products described as "Additional Products" on Exhibit D hereto.

         "ADDITIONAL SERVICES" shall mean the services described as "Additional Services" on Exhibit D hereto.

         "ADVISORY COUNCIL" shall have the meaning set forth in Section III.D. of this License Agreement.

         "AFFILIATE" shall have the meaning set forth in Section X.C. of this License Agreement.

         "ALTERNATE WIRELESS SERVICES" shall mean any telecommunications service offering simultaneous, two-way wireless transmission and receipt of voice dr data, other than Cellular Telephone Services.

         "ANNUAL ADMINISTRATIVE FEE" shall mean the fee determined in accordance with Section V.D. of this License Agreement.

         "ANNUAL ADVERTISING FEE" shall mean the fee determined in accordance with Section V.C. of this License Agreement.

         "ANNUAL LICENSE FEE" shall mean the fee determined in accordance with
Section V.B. of this License Agreement.

         "APPLICATION FEE" shall mean the fee determined in accordance with
Section V.A. of this License Agreement.

         "B" SIDE" shall mean the Block B (wireline) cellular frequencies as designated by the FCC.

         "CELLULAR ONE MARK" shall mean the trademark or service mark "Cellular One" denoted as such on Exhibit A hereto.

         "CELLULAR ONE PROMOTIONAL FUND" shall have the meaning set forth in Sections III.E. and VIII.C. of this License Agreement.

         "CELLULAR TELEPHONE SERVICES" shall have the meaning set forth in the Introductory Statement to this License Agreement.

         "CERTIFICATES OF INSURANCE" shall mean certificates designating insurance coverages required to be delivered to Licensor pursuant to Section IX.C. of this License Agreement.

         "C.F.R." shall mean the Code of Federal Regulations, as may be amended from time to time.

         "CHANGE OF CONTROL" shall have the meaning set forth in Section X.D. of this License Agreement.

         "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section VII.A. of this License Agreement.

         "CONSUMER SERVICE NUMBER" shall have the meaning set forth in Section IV.J. of this License Agreement.

         "CONSUMER SERVICE NUMBER FEE" shall mean the fee determined in accordance with Section V.F. of this License Agreement.

         "CORE PRODUCTS" shall mean those Additional Products and Additional Services designated as "Core Products" on Exhibit D to this License Agreement, as amended from time to time.

         "CTIA" shall mean the Cellular Telecommunications Industry Association, or any successor thereto recognized by Licensor as such.

         "EFFECTIVE DATE" shall mean the date shown adjacent to Licensor's signature on this License Agreement.

         "FCC" shall have the meaning set forth in the Introductory Statement to this License Agreement.

         "FUND" shall have the meaning set forth in Section VIII.C. of this License Agreement.

         "GRAPHIC STANDARDS MANUAL" shall have the meaning set forth in Section III.A. of this License Agreement.

         "GUIDE TO QUALITY OPERATIONS" shall mean the guide and other materials provided by Licensor to Licensee pursuant to Section III.B. hereto.

         "INCIDENTAL USE" shall have the meaning set forth in Section VI.C. of this License Agreement.

         "INITIAL YEAR" shall have the meaning set forth in Section II.A.2. of this License Agreement.

         "LICENSED TERRITORY" shall mean the market(s) described on Exhibit B, as amended from time to time pursuant to the provisions of this License Agreement.

         "LICENSEE" shall have the meaning set forth in the first paragraph of this License Agreement.

         "LICENSOR" shall mean Cellular One Group, a Delaware general partnership, and its permitted successors and assigns under this License Agreement.

         "LONG DISTANCE CARRIER" shall have the meaning set forth in Section IV.J.1.(a) of this License Agreement.

         "MSA" shall mean the cellular Metropolitan Statistical Areas as referred to in 47 C.F.R. Section .22.909.

         "MARKS" shall have the meaning set forth in the Preamble to this License Agreement.

         "NATIONAL BRAND GOAL" shall have the meaning set forth in the Introductory Statement to this License Agreement.

         "OTHER 800 PROGRAMS" shall have the meaning set forth in Section V.F. of this License Agreement.

         "PARTNERSHIP" shall have the meaning set forth in the Preamble to this License Agreement.

         "PARTNERSHIP PARTNERS" shall have the meaning set forth in the Preamble to this License Agreement.

         "PERMITS" shall have the meaning set forth in Section IV.B. of this License Agreement.

         "PERSONAL COMMUNICATION SERVICES" shall have the meaning set forth in Exhibit D hereto.

         "POTENTIAL CUSTOMER CONFUSION" shall have the meaning set forth in
Section VI.D. of this License Agreement.

         "PRIMARY SERVICES" shall mean the services specifically described on Exhibit C hereto.

         "QUALITY STANDARDS" shall mean the technical standards and service standards applicable to Primary Services, Core Products, Additional Services and Additional Products set forth on Exhibit E to this License Agreement, as amended from time to time.

         "RSA" shall mean the cellular Rural Service Areas as referred to in 47 C.F.R. Section .22.909.

         "REVISED LICENSES" shall mean the license agreements between Licensor and its licensees, which are entered into after July 31, 1996 as part of Licensor's general licensing program utilizing the Marks for or in conjunction with the provision of telecommunication services, including, without limitation, the provision of Cellular Telephone Services and/or other telecommunication services substantially the same as or reasonably similar to the Primary Services being licensed to Licensee hereunder.

         "STRATEGIC MARKET CHANGE" shall have the meaning set forth in Section III.H.4. of this License Agreement.

         "SUBSEQUENT YEAR" shall have the meaning set forth in Section II.A.2. of this License Agreement.

         "SURVEY COMPANY" shall have the meaning set forth in Section III.C. of this License Agreement.

         "TERM" shall have the meaning set forth in Section II of this License Agreement.

         "TERMINATED MARKET(S)" shall have the meaning set forth in the introduction to Section XII of this License Agreement.

         The parties therefore agree as follows:


I.       GRANT, LIMITATIONS AND ACKNOWLEDGMENTS

         A.       GRANT


                  1. Subject to the remainder of this License Agreement (including without limitation, Licensor's rights described in Section I.B and Sections III.E. through III.J. below), Licensor grants to Licensee, upon the terms and conditions of this License Agreement, the exclusive right, license and privilege to use the Marks in the Licensed Territory described on Exhibit B during the Term of this License Agreement to promote the Primary Services, consisting of Cellular Telephone Services on the "A" side, "B" side and/or the other services described on Exhibit C hereto.

                  2. Subject to the remainder of this License Agreement, Licensor grants to Licensee, upon the terms and conditions of this License Agreement, the exclusive right, license and privilege to use the Marks during the Term in connection with the promotion and sale of the Additional Services and the Additional Products in the Licensed Territory.

                  3. Subject to the terms of this License Agreement, Licensor grants to Licensee, upon the terms and conditions of this License Agreement, the right, license and privilege to make Incidental Use (as defined in Section VI.C.) of the Marks.

         B.       LIMITATIONS ON GRANT


                  1. If the Licensed Territory as described on Exhibit B consists of multiple markets and the Licensee's rights under this License Agreement are terminated with respect to one or more of such markets in accordance with the provisions of this License Agreement, Exhibit B to this License Agreement and specifically the term "Licensed Territory" shall thereafter be deemed to apply only to the remaining market(s) as to which Licensee's rights under this License Agreement continue. In addition, the Licensed Territory may be modified, in accordance with the provisions of Section VI.D., in the event that Licensor determines that Potential Customer Confusion exists.

                  2. Notwithstanding Licensee's exclusive right to utilize the Marks to promote the Primary Services, Additional Services and Additional Products in the Licensed Territory, other persons possessing a license to use the Marks may promote the Primary Services, Additional Products and Additional Services provided by such parties outside of the Licensed Territory in media receiving distribution within or accessible by persons located in the Licensed

Territory, such as regional magazines or newspapers, regional television and radio and World Wide Web pages.

                  3. Subject to the provisions of Sections III.H. and III.I. of this License Agreement, Licensor may terminate Licensee's right to use the Marks to designate or promote certain Core Products, Additional Products and Additional Services.

         C.       ACKNOWLEDGMENTS

                  1. Subject to the specific grants to Licensee set forth in this Section I, Licensee acknowledges that Licensor has and retains the right to use and license the Marks anywhere in the world, within or outside of the Licensed Territory and that Licensee shall have no rights with regard to such use or any benefits therefrom.

                  2. Licensor and Licensee agree that effective with the commencement of the Term of this License Agreement, all prior licenses to which Licensee is a party relating to the use of the Marks, or any of them, in the Licensed Territory or any part thereof shall terminate, together with all of Licensee's rights thereunder.

II.      TERM AND RENEWAL

         A.       TERM

                  1. Except as otherwise provided in Section II.B. of this License Agreement, the term (the "Term") of this License Agreement is five (5) years, beginning on the Effective Date and ending on the day preceding the fifth anniversary thereof. Licensee recognizes and agrees that Licensor may modify or terminate the Term as it applies to Additional Products and Additional Services or Core Products in accordance with Articles III and VI hereof.

                  2. The period from the Effective Date of this License Agreement until December 31 of that calendar year shall be referred to herein as the "Initial Year." Each subsequent calendar year commencing after the end of the Initial Year shall be referred to herein as a "Subsequent Year."

         B.       RENEWAL

                  Licensee may, at its option, renew the license granted by this License Agreement for two (2) additional terms (each, in turn, the "Term") of five (5) years each provided that:

                  1. Licensee gives Licensor written notice of its election to renew not less than six (6) months nor more than twelve (12) months before the end of the expiring Term;

                  2. Licensee is neither in default of any of its obligations under this License Agreement, nor on probation pursuant to Section XI.E.;

                  3. Licensee has not during the expiring Term received any notice of default under Section XI.D. which relates to a default which has not been cured;

                  4. At the end of the expiring Term, Licensee continues to hold all of the Permits (as defined in Section IV.B.) necessary to provide the Primary Services and those of the Core Products, Additional Services and Additional Products being provided, sold or distributed by it;

                  5. No later than ninety (90) days before the end of the expiring Term, Licensee executes Licensor's then-current form of license renewal agreement, which agreement will supersede this License Agreement in all respects, provided that such license renewal agreement shall not contain any terms, provisions or conditions which differ materially from the terms, provisions or conditions of this License Agreement, except terms, provisions and conditions (i) which in the good faith judgment of Licensor are not materially adverse to Licensee, (ii) which are appropriate, in the good faith judgment of Licensor, to accommodate any material economic, technological, demographic, or other market changes occurring during the prior five (5) year Term, (iii) which Licensor deter::tines in good faith are necessary to protect the Marks, (iv) which Licensor determines in good faith are necessary to prevent Potential Customer Confusion (as defined in Section VI.D.), (v) which relate to charges and fees (including increases) which Licensor believes in good faith are necessary to provide adequate support for the promotion of the Marks consistent with the National Brand Goal during the renewal Term in question, (vi) which are reasonably necessary in Licensor's determination to maintain or achieve the National Brand Goal, (vii) which Licensor adopts pursuant to Sections III.G., III.H. or III.I. hereof, or (viii) which relate or are enacted pursuant to
Section III.E.;

                  6. At the end of the expiring Term, Licensee shall be in compliance with the provisions of Section IV.A.2. If Licensee has been assigned probation status at such time as described in Section IV.A.2., then such probation status shall continue and the required timely improvements shall be a condition of effective renewal;

                  7. At the end of the expiring Term, Licensee is offering on a good faith commercial basis the primary Services and all of the Core Products for which Licensee is authorized to utilize the Marks, in substantially all of the Licensed Territory in accordance with the Quality Standards and is promoting such Primary Services and Core Products utilizing the applicable Marks in. accordance with the Graphic Standards Manual; and

                  8. At the end of the expiring Term, Licensee shall have satisfied all monetary obligations owed by Licensee to Licensor, and shall have timely met such obligations throughout the term of this License Agreement.

III.     RIGHTS AND DUTIES OF LICENSOR

         All duties of Licensor under this License Agreement are to Licensee, and no other parry is entitled to rely on, enforce or obtain relief for breach of any such obligation, either directly or by subrogation. This License Agreement is not intended to and shall not create any partnership, joint venture or other business relationship, other than that of Licensor and Licensee, between the parties hereto, or to vest any rights in any third party or group of third parties. This License Agreement shall not create any rights on behalf of Licensee against any third party, including any other licensee of the Marks. Subject to the foregoing, and to the remainder of this License Agreement, Licensor shall undertake the following duties:

         A.       MARKS USAGE GUIDELINES

                  1. Licensor will provide Licensee, from time to time, with a Graphic Standards Manual (the "Graphic Standards Manual") containing written and graphic guidelines for the correct reproduction, application and presentation of the Marks. The Graphic Standards Manual may include, among other things, Mark specimens, samples of advertisements and clip art indicating color, proportion, and format. The Graphic Standards Manual may also provide for the use of one or more tag lines to be used to differentiate or highlight a particular service or offering or group of services or offerings, such as "Paging By Cellular One" and require its usage in specific circumstances, including use on signage and promotional materials referenced in Section III.F. The Graphic Standards Manual may also provide guidelines for the proper use of tag lines and require such usage in the event that two or more licensees of the Marks are permitted to make use thereof within the Licensed Territory, or any part thereof, pursuant to Sections VI.C. or VI.D.

                  2. From time to time, upon not less than one (1) year's notice, Licensee shall be entitled to designate one or more icons to be used with one or more of the Marks and the manner of their usage to signify an association of such icon or icons with such Marks.

         B.       TECHNICAL GUIDELINES, QUALITY STANDARDS

                  1. Licensor will provide Licensee with a Guide to Quality Operations (the "Guide to Quality Operations") containing suggestions for providing customers with high quality Primary Services, Core Products, Additional Services and Additional Products, and other materials, as Licensor deems appropriate. The Guide to Quality Operations may be modified and supplemented from time to time as Licensor deems appropriate.

                  2. Attached to this License Agreement as Exhibit E are the Quality Standards (the "Quality Standards"), as of the date hereof, applicable to Primary Services, Core Products, Additional Services and Additional Products, respectively, to be sold or provided, as the case may be, utilizing the Marks. The Quality Standards include, as a general matter, criteria for minimum acceptable service delivery levels and encompass such matters as geographic coverage requirements, participation in a nationwide call delivery network, standardized dialing patterns and the availability of telephone customer assistance. The Quality Standards also include required features and technical guidelines for minimum acceptable system functionality (although specific equipment or system designs will not be required) and may encompass such matters as required functionality for telephones and other devices constituting Additional Products, required compliance by equipment with designated industry standards, compliance by switching equipment with uniform handoff requirements, and similar requirements relating to the delivery of Primary Services and Additional Services or the operation of Additional Products.

                  3. From time to time, Licensor, by written notice to Licensee in accordance with Section III.A., shall have the right to amend the Quality Standards with regard to any Mark to require added features or functionality for Primary Services, to modify the minimum technical or operating standards relating thereto or to require coordination and uniformity in the delivery of Primary Services, Additional Services, Additional Products and Core Products within the Licensed Territory and beyond. Licensor shall not be obligated to consider the particular needs of Licensee or any group of licensees of the Marks in connection with any amendment to the Quality Standards, except that Licensor shall not propose amendments to the Quality Standards applicable to Licensee only.

                  4. From time to time, Licensor, by written notice to Licensee in accordance with Section III.A., shall have the right to amend Exhibit E with regard to any Mark to designate features, technical or operating standards or functionality appropriate under existing economic, market, demographic and technological conditions in similarly situated markets directed to the achievement and maintenance of the National Brand Goal. Although uniformity and consistency will normally be required by Licensor throughout the Licensed Territory and among the various territories or markets in which Licensee and others are licensed to use the Marks, the Licensor may, from time to time, make certain distinctions, based upon demographic, topographic, legal or other considerations, and provide for differing Quality Standards with regard thereto.

                  5. In addition, Licensor may, upon at least six (6) months written notice to Licensee, amend Exhibit E to amend the Quality Standards for Additional Products, Additional Services and Core Products, to designate Quality Standards for any new Marks added to Exhibit A hereto or to designate Quality Standards for Additional Products, Additional Services and Core Products for which separate Quality Standards do not exist. In the event that an Additional Product or Additional Service becomes a Core Product, Licensor may further amend Exhibit E to establish Quality Standards for the offering and delivery of the Core Products, as a whole or as a package of Core Products or Primary Services and Core Products.

                  6. Exhibit E to this License Agreement, as amended from time to time, is incorporated herein by reference. All references to the Quality Standards shall mean those standards established, as of such time, by Exhibit E.

                  7. At Licensee's request, Licensor shall be entitled, but in no event shall be required, to waive compliance by Licensee with one or more of the Quality Standards in one or more of the markets constituting a part of the Licensed Territory, in the event that Licensor believes such a waiver to be consistent with the National Brand Goal. Any waiver by Licensor of a Quality Standard must be in writing and may, at Licensor's election, be for a limited period or subject to one or more conditions.

         C.       CUSTOMER SATISFACTION SURVEYS

                  Licensor shall have the right, at its own expense, commission an independent survey company ("Survey Company") to conduct a customer satisfaction survey of Licensee's customers on a yearly basis for purposes of assessing the quality of Licensee's Primary Services, Additional Services, Additional Products or Core Products, or all of them. The methodology of the survey will be determined by the Survey Company and Licensor. An outline of current survey methodology for Primary Services, which may change from time to time, is attached as Exhibit F. The results of all surveys of Licensee's customers will be shared with Licensee to assist Licensee in improving its business and complying with Licensee's obligations under this License Agreement, including its obligations with regard to the Quality Standards described herein. The results of surveys will be used to evaluate the general level of customer satisfaction and to assist Licensor in determining whether or not Licensee is meeting the Quality Standards. Licensor will instruct the Survey Company to obtain all required survey information directly from the Licensee and not through or in conjunction with Licensor. The Survey Company will be required to execute an appropriate confidentiality agreement for the benefit of Licensee and the other licensees of the Marks, which shall provide that the Survey Company will not disclose any Confidential Information of Licensee to Licensor, the Partnership Partners or affiliates, or their employees or to any other party (except that the results of the survey for each market and other survey information which is applicable generally to all licensees of the Marks or any of them may be disclosed to Licensor and used by Licensor in connection with its business operations).

         D.       LICENSEE ADVISORY COUNCIL

                  Licensor has established an elected council of licensees ("Advisory Council") comprised of licensees other than Partnership Partners from a broad cross-section of markets throughout the United States, to advise and consult with Licensor regarding material matters such as advertising, marketing and Quality Standards relating to the Marks and to act as a liaison organization between Licensor and the licensees of the Marks. The procedures and responsibilities adopted for the operation of the Advisory Council are subject to change, from time to time, as may be appropriate in the judgment of Licensor to provide the most effective organization for performing the contemplated functions of the Advisory Council. The representative of any licensee serving on the Advisory Council shall be an officer of such licensee or other person reasonably acceptable to Licensor. The charter of responsibility of the Advisory Council provides that all members of the Advisory Council will be informed of applicable antitrust laws and shall abide by any decisions of Licensor's antitrust counsel in such regard.

         E.       NATIONAL AND REGIONAL ADVERTISING

                  Licensor has established and maintains the Cellular One Promotional Fund, as described in Section VIII.C. of this License Agreement. Licensor administers the Fund with the goal of enhancing the image of the Marks and achieving or maintaining the National Brand Goal. Licensor, in connection with the Cellular One Promotional Fund, or otherwise, shall have the right, from time to time, to promote the Marks in local, regional or national advertising receiving distribution within the Licensed Territory and to engage in any other promotional activities, including sponsoring sporting or other public events within the Licensed Territory, as Licensor deems appropriate in connection with the National Brand Goal. No consent of Licensee shall be necessary to any such promotional activities.

         F.       NATIONAL/REGIONAL PROGRAMS

                  Licensor may, in its discretion, make available a national and/or one or more regional account programs under which, through the voluntary cooperation of its licensees in various markets, client companies with multiple market operations may enter into a single contract arrangement for one or more of the Primary Services or any of the Core Products, Additional Services or Additional Products for their employees located in such markets. Licensor or its designee may administer any such national or regional accounts program(s). In addition, Licensor may, from time to time, utilize the Marks or permit third party licensees of the Marks to utilize the Marks to promote the sale and distribution of Additional Products or Additional Services in or by means of media, such as, but not limited to, direct mail catalogs, World Wide Web pages and radio and television broadcasts receiving wide distribution, both within and outside of the Licensed Territory; provided, however, that no such promotional activity shall have as its primary purpose the targeting of any single market or territory. In addition, Licensor may also, from time to time, utilize the Marks or permit third party licensees of the Marks to promote and sell Additional Products or Additional Services as part of a coordinated regional or national marketing effort including all or part.of the Licensed Territory; provided, however, that no such promotional activity shall have as its primary purpose the targeting of any single market or territory.

         G.       DESIGNATION OF PRIMARY SERVICES

                  1. Set forth on Exhibit C hereto are descriptions of the Primary Services applicable to Licensee as of the dated of this License Agreement. From and after the date hereof, Licensor and Licensee, by executing an amendment to Exhibit C, shall be entitled to amend the description of the Primary Services and to add or delete services therefrom. Licensor shall be entitled to group the Primary Services into categories (for use, among other things, in defining Quality Standards applicable to particular Primary Services) and, with the consent of Licensee, to add or omit one or more services from the definition of Primary Services with regard to one or more markets constituting part of the Licensed Territory.

                  2. Consistent with Section VI.D., to the extent necessary to prevent Potential Customer Confusion, Licensor shall be entitled, with or without the consent of Licensee, to amend Exhibit C hereto to modify the description of Primary Services or to separate Primary Services into classes or categories for the purpose of differentiating between the Primary Services (by means of tag lines or otherwise) to be rendered in one or more markets constituting a part of the Licensed Territory; provided, however, that any such amendment of Exhibit C shall only become effective upon at least six (6) months written notice to Licensee thereof.

         H.       DESIGNATION AND DELETION OF ADDITIONAL PRODUCTS AND SERVICES

                  1. Set forth on Exhibit D hereto under the headings "Additional Products" and "Additional Services," respectively, are descriptions of products and services which, upon thirty (30) days written notice to Licensor, Licensee may promote or sell utilizing the Marks which are applicable ;o the Additional Product or Additional Service in question, as may be designated in Licensor's Graphic Standards Manual. Licensor may review, from time to time, Exhibit D to this License Agreement in light of current demographic, technological, regulatory and other circumstances (including, without limitation, Strategic Market Changes) for the purpose of adding or deleting products and services from the descriptions of Additional Products and Additional Services, modifying the definitions assigned to one or more Additional Products. or Additional Services or modifying the Term of this License Agreement or any Licensed Territory with regard thereto. In undertaking such review, the Licensor shall consider Exhibit D in light of the National Brand Goal. Licensor shall not be obligated to consider the needs of any particular licensee or group of licensees in connection with its review of Exhibit D, nor shall it have an obligation, other than as specifically provided for herein, to inform Licensee of the progress of such review. Any such amendment of Exhibit D shall be made pursuant to Sections III.H.2 through III.H.5 below or pursuant to Section VI.D. hereof.

                  2. Based upon the review contemplated by Section III.H.1. above, or otherwise as deemed appropriate by Licensor in its sole discretion, Licensor may at any time, or from time to time, during the Term, upon not less than thirty (30) days written notice to Licensee designate one or more new or additional services or products as Additional Services or Additional Products.

                  3. Based upon the review contemplated by Section III.H.1. above, or as otherwise deemed appropriate by Licensor, at any time from and after January 1, 1999, Licensor may modify or amend Exhibit D hereto, or any description set forth therein, and may delete products or services constituting Additional Products or Additional Services, reduce or extend the Term with resect to one or more Additional Products or Additional Services or modify the Licensed Territory with regard thereto (i) immediately upon written notice to Licensee with respect to any Additional Product or Additional Service not then being offered to the public throughout the Licensed Territory on a good faith, nondiscrinatory commercial basis by Licensee under the specified Marks at the time of such written notice, (ii) upon not less than six (6) months written notice with respect to any Additional Product or Additional Service which is being offered to the public throughout the Licensed Territory on a good faith, nondiscriminatory commercial basis by Licensee under the specified Marks at the time of such written notice, provided that in the event of modification or amendment pursuant to either (i) or (ii) preceding, Licensor shall have determined that a Strategic Market Change has occurred and that such modification or amendment is required to reasonably permit appropriate response thereto. A written explanation of the reason for such modification or amendment shall accompany the written notice referred to in (i) or (ii) preceding. During such time as Licensee can demonstrate to the satisfaction of Licensor that Licensee is offering and actively promoting the Primary Services, long distance service and local calling service (as further described on Exhibit D) under the specified Marks to the public (including business, residential and mobile consumers) throughout the Licensed Territory on a good faith, nondiscriminatory commercial basis, Licensor may agree to refrain from licensing others to use the Marks for other Additional Products and Additional Services in the Licensed Territory. Any such agreement shall be subject to those conditions and limitations as Licensor may establish.

                  4. For the purposes of this Section III.H., a "Strategic Market Change" shall mean any change in economic, demographic, technological, regulatory or competitive conditions which Licensor reasonably believes requires a material modification in the manner in which the Primary Services, the Core Products, the Additional Products or the Additional Services, or any of them, are marketed or delivered, in order to continue the successful promotion of the Marks to achieve or maintain the National Brand Goal. While it is anticipated that a Strategic Market Change will be national in scope, and that Licensor's response thereto will be similarly uniform, Licensor shall be entitled, subject to Section III.B.4., to respond under this Section III.H. to Strategic Market Changes affecting a more limited class or classes of markets.

                  5. Notwithstanding Section III.H.3. above, Licensee shall have a limited right to have Exhibit D amended to restore Additional Services or Additional Products deleted under Section III.H.3. For the ninety (90) day period following delivery of a notice of modification or amendment under Section III.H.3., Licensee may submit a request to Licensor to reinstate an Additional Product or Additional Service on Exhibit D or to rescind any other modification of Exhibit D adopted pursuant to Section III.H.3, stating its reasons therefor. Licensor shall consider Licensee's request for reinstatement in good faith, but shall not be obligated to amend Exhibit D. Any reinstatement of an Additional Product or Additional Service under this Section III.H.5. shall be subject to such conditions as Licensor shall believe appropriate under the circumstances, consistent with the achievement or maintenance of the National Brand Goal.

         I.       DESIGNATION AND DELETION OF CORE PRODUCTS

                  1. From time to time after the date hereof, to the extent that Licensor determines that consumers have come to expect that one or more of the Additional Products and Additional Services described on Exhibit D, as amended from time to time, are commonly offered as a part of any offering of nationwide, dependable, high quality telecommunications services or are otherwise fundamental to the achievement or maintenance of the National Brand Goal, Licensor may, upon six (6) months written notice to Licensee, amend Exhibit D hereto to designate those Additional Products and Additional Services as "Core Products" and may further designate an effective date for such designation. However, nationwide call delivery and nationwide roaming as further described on Exhibit D are existing required Core Products, and need not be further designated as such pursuant to this Section III.H.1.

                  2. From and after the effective date of any designation of an Additional Product or Additional Service as a Core Product, Licensee shall offer such Additional Service or Additional Product under the specified Marks on a good faith commercial basis in substantially all of the Licensed Territory, or shall have adopted and provided to Licensor in writing a good faith plan acceptable to Licensor for doing so promptly. Licensee shall promote using the specified Marks and make all the Core Products available to its customers and to the public generally in the Licensed Territory, in connection with promoting and making the Primary Services available and shall not discriminate in terms of price, availability or promotional efforts in favor of similar products or services designated by other trademarks or service marks. Upon Licensor's request. Licensee shall promptly provide a copy of its plans for offering any Core Products under the specified Marks which it does not then offer.

                  3. In the event that Licensee shall fail to comply with its obligations under Section III.1.2 above, or shall fail within six (6) months of the effectiveness of the designation of any Additional Product or Additional Service as a Core Product to offer (or plan to offer pursuant to a plan submitted to and approved by Licensor and promptly thereafter implemented by Licensee) such Core Product under the specified Marks in good faith, on a nondiscriminatory, commercial basis in substantially all of the Licensed Territory, Licensor shall be entitled to immediately amend Exhibit D hereto to delete therefrom the Core Products not being offered by Licensee under the specified Marks on a good faith, nondiscriminatory, commercial basis in substantially all of the Licensed Territory, and shall be entitled to use or license others to use the Marks in connection with such Core Products in the Licensed Territory. With respect to the existing Core Products of nationwide call delivery and nationwide roaming as further described in Exhibit D, Licensor shall also be entitled to terminate this License Agreement pursuant to Section XI.D. if, within six (6) months from the Effective Date, such Core Products are not being offered by Licensee under the specified Marks on a good faith, nondiscriminatory, commercial basis in substantially all of the Licensed Territory.

         J.       OTHER LICENSES, COMPENSATION TO LICENSOR

         Licensor has and may continue to license the Marks, or any of them, to third parties for use in connection with products or services other than Primary Services, Core Products, Additional Products, or Additional Services. (For example, Licensor has licensed one of the Marks to a third party marketer of children's toys). Such licenses, subject to Licensee's rights set forth in
Section I, may permit use of the Marks by such third party licensees to promote and sell products and services, other than Primary Services, Core Products, Additional Services and Additional Products, within the Licensed Territory. As part of such licensing arrangements, Licensor has, and may, from time to time hereafter, receive fees or other consideration from third parties who provide goods and services to licensees of the Marks in connection with promotional or other programs arranged by Licensor. Licensee shall have no claim or right with regard to any such fee or consideration or the arrangements giving rise thereto.

         K.       RESELLER ARRANGEMENTS

         In the event this License Agreement is being executed and delivered by a licensee who is being licensed to resell Cellular Telephone Services or an Alternate Wireless Service, it is anticipated that certain terms and conditions applicable herein to providers of such services will need to be modified and that certain additional terms and conditions may need to be added hereto to accommodate the differences between the provision of such services directly by a provider and by a reseller of such services. Accordingly, as necessary, in any such event, the parties hereto shall complete and attach hereto an appropriate Exhibit G to reflect such modified or additional terms and conditions and such Exhibit G shall thereafter be deemed to be incorporated herein and made a part hereof for all purposes.


IV.      DUTIES OF LICENSEE

         All duties of Licensee under this License Agreement are to Licensor, and no other party is entitled to rely on, enforce or obtain relief for breach of any such obligation, either directly or by subrogation. Licensee understands and acknowledges that the high quality operation of its business under the Marks is important to Licensee, Licensor and other licensees of the Marks in order to maintain high operating standards and to protect the reputation of, and goodwill associated with, the Marks. Toward that end, Licensee acknowledges and accepts the following duties:

         A.       QUALITY OF SERVICE

                  1. Licensee agrees to provide high quality Primary Services and Core Products and, to the extent provided, high quality Additional Services and Additional Products, to its customers by, among other things, complying with this License Agreement and the applicable Quality Standards Upon, six (6) months written notice of the modification of or addition to the Quality Standards, Licensee shall cause its Primary Services, Core Products, Additional Services or Additional Products to comply therewith; provided, however,that Licensee shall be entitled to adopt a plan reasonably acceptable to Licensor to discontinue the offering of any Additional Services or Additional Products in lieu of complying with the Quality Standards relating thereto, provided such Additional Products or Additional Services do not constitute Core Products.

                  2. Licensee shall attain and maintain an overall minimum customer satisfaction rating of at least 85% (or such increased level as may be required pursuant to the provisions of this Section III.A.) with regard to the Licensed Territory as a whole (on a population weighted basis) and more than 70% with respect to any market constituting a part thereof, with regard to Licensee's Primary Services and Core Products. If Licensee has licenses to use the Marks in more than one Licensed Territory pursuant to additional license agreements with Licensor, Licensee shall be obligated to achieve an overall minimum customer satisfaction rating of 85% (or any increased level adopted) for all of such Licensed Territories (on a population weighted basis), and more than 70% with respect to any market constituting a part thereof. Licensor reserves the right to increase the overall minimum acceptable customer satisfaction rating to a percentage greater than 85% if Licensor, in its reasonable discretion, determines that such higher percentage is appropriate given the technical state of the industry delivering Primary Services, Core Products, Additional Products and/or Additional Services at such time; provided, however, that the Advisory Council must approve any such increase in the minimum acceptable customer satisfaction rating, and such increase shall not be effective until the beginning of the next calendar year following the Advisory Council's approval. In the event that a customer satisfaction survey conducted by Licensor pursuant to Section III.C. of this License Agreement results in an overall minimum customer satisfaction rating below 85% (or below any higher percentage established by Licensor as described above), but more than 70%, in Licensee's Licensed Territory or Licensed Territories as a whole (on a population weighted basis), then Licensee will be assigned probation status under Section XI.E. of this License Agreement and surveys will be commissioned in the market(s) in the Licensed Territory or Licensed Territories, as the case may be, which did not achieve a rating of at least ,85% (or any higher percentage established by Licensor), from time to time thereafter as Licensor deems appropriate until Licensee has achieved an overall minimum customer satisfaction rating of at least 85% (or any higher percentage established by Licensor as described above) and the probation status is removed, or until this License Agreement is terminated, as herein provided, whichever shall first occur. Licensee agrees to pay the reasonable direct costs of conducting such additional customer satisfaction survey(s).

         3. During the Term, Licensee shall provide the Primary Services and Core Products throughout the Licensed Territory, and shall maintain, or cause others to maintain on its behalf, a sufficient number of customer service locations and other facilities, including retail storefronts or similar facilities, to permit customers and potential customers convenient access to Primary Services, Core Products, Additional Products and Additional Services, consistent with existing competitive conditions and in accordance with the Quality Standards.

         B.       LEGAL COMPLIANCE

                  1. Licensee agrees to comply, at its own expense, with all applicable laws, ordinances and regulations of federal, state, county or municipal authorities. Licensee will also obtain and maintain, at its own expense, all permits, approvals, licenses and franchises and shall make all required filings, applications and reports to all government or administrative entities or self regulatory organizations as shall be necessary, from time to time, to provide those of the Primary Services, the Core Products, the Additional Services or the Additional Products as Licensee may then be providing, and to otherwise engage in business, generally, throughout the Licensed Territory (collectively, the "Permits"). Without limiting the generality of the foregoing, Licensee's obligation under this Section III.B. shall include the maintaining of Licensee's qualification to do business throughout the Licensed Territory, and the filing of all income and franchise tax returns with respect to Licensee's operations. In the event that any of Licensee's material Permits is scheduled to expire during the Term, including any renewal of such Term, Licensee agrees TO comply with all requirements for extension of said Permit prior to such expiration. Licensee shall notify Licensor in writing within five (5) days after receipt of any notice from the FCC or any other governmental authority regarding an actual or threatened termination or revocation of any Permit material to the provision of the Primary Services, Core Products, Additional Products or Additional Services by Licensee within the Licensed Territory, including any license by the FCC to conduct business as a provider of telecommunications services or necessary to construct facilities relating to telecommunications services, and shall within such time provide a copy of any such notice to Licensor. In addition, Licensee shall notify Licensor within five (5) days after becoming aware of the commencement of any action, suit or proceeding, or the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality which could have a material adverse effect on the operation or financial condition of Licensee's business as it relates to the Primary Services, the Core Products, the Additional Services or the Additional Products.

                  2. To the extent that Licensee's business is dependent upon one or more agreements with a provider of Primary Services, Core Products, Additional Services or Additional Products for which Licensee acts as a reseller, "Permits" shall include such contractual relationship and the license granted hereunder shall be dependent upon the continuation thereof in good standing.

                  3. Licensee represents and warrants that it possesses all Permits necessary to the conduct of its business and to the business of providing the Primary Services, Core Products, Additional Services and Additional Products within the Licensed Territory, including, if applicable, any Permits necessary to permit it to act as a reseller of services provided by others.

         C.       BUSINESS PRACTICES

                  Licensee shall maintain a competent, conscientious, trained staff. Neither Licensor nor Licensee shall engage in any trade practice or other activity which is harmful to the goodwill or reflects unfavorably on the Marks or on the reputation of Licensee, Licensor, Licensee's business or other licensees of Licensor, or which constitutes deceptive or unfair competition, consumer fraud or misrepresentation.

         D.       INFORMATION TO LICENSOR

                  1. Upon Licensor's request, subject to the confidentiality requirements described in Section III.C., Licensee must, in connection with any customer satisfaction survey Licensor elects to conduct in accordance with
Section III.C., promptly furnish to the Survey Company designated by Licensor a complete and accurate customer list of all of its subscribers and customers for its Primary Services, Core Products, Additional Products and Additional Services, as a whole or separately, in a format reasonably prescribed by Licensor, including computerized magnetic media, together with such reasonable information which the Survey

Company shall require in connection with the performance of its duties. Licensee hereby gives the Survey Company permission to contact any and all of its subscribers and customers in conducting a customer survey to ascertain the quality level of Licensee's services and products and obtain related market research data in accordance with the methodology set forth in Exhibit F or as Licensor may reasonably deem appropriate. Licensee shall promptly provide Licensor with additional information reasonably requested by Licensor regarding matters such as Licensee's legal status (for example, any Change in Control), affiliated companies, dealers, agents, retailers, Primary Services, Core Products, Additional Products and Additional Services being provided or sold utilizing the Marks, Licensee's use of the Marks, including Incidental Use and Potential Customer Confusion, and other matters which Licensor may reasonably determine are relevant to Licensee's performance under this License Agreement.

                  2. At Licensor's request, Licensee shall promptly provide Licensor with a copy of each Permit necessary or related to its business of providing Primary Services, Core Products, Additional Services or Additional Products using the Marks (with the financial details thereof deleted or redacted if Licensee so chooses), together with any amendments, termination or other notices relating thereto.

                  3. At Licensor's request, Licensee shall promptly provide Licensor with a copy of Licensee's most recent financial statements for the most recently completed fiscal year and any subsequent interim periods, including reports of auditors, if any, and supporting schedules, relating to Licensee's business of providing Primary Services, Core Products, Additional Services or Additional Products using the Marks.

         E.       VOTING BY LICENSEES

                  Licensor shall be entitled, from time to time, during the Term, or at any time with regard to a Term to commence in the future, to submit a proposed amendment to this License Agreement and any Exhibits hereto, to all of its licensees which have executed Revised Licenses, with a request that such licensees indicate their approval or disapproval thereof by written ballot. Unless licensees which have executed Revised Licenses with Licensor and which are obligated to pay in excess of 50% of the aggregate of all Annual License Fees payable by all similarly situated licensees shall vote against such amendment, this License Agreement, and the applicable Exhibits hereto, shall be amended as proposed by Licensor in die material submitted to the licensees. Notwithstanding the foregoing, without the express written consent of Licensee, no amendment to this License Agreement approved under this Section III.E. shall, with regard to prior time periods or events taking place prior to the adoption thereof, increase Licensee's obligations to pay any amounts to Licensor or otherwise undertake any obligations ?o Licensor or any other party. In addition, no amendment to this License Agreement approved solely pursuant to this Section III.E. shall (i) modify the Licensed Territory, (ii) prohibit or prevent Licensee from providing the Primary Services under the Marks in the Licensed Territory, or (iii) permit Licensor to license others to use the Marks for providing Alternate Wireless Services or Cellular Telephone Services in the Licensed Territory. Any notice provided by Licensor hereunder requiring an approval or disapproval of an amendment to this License Agreement or any Exhibits hereto shall be delivered to Licensee in accordance with the notice provisions of this License Agreement not less than ninety (90) days prior to the proposed effectiveness thereof. Licensor shall be entitled to set forth in any notice proposing an amendment to this License Agreement or any Exhibits hereto an effective date more than ninety (90) days following the delivery of notice with regard thereto. Licensees which fall to respond to a request by Licensor to approve or disapprove of an amendment to this License Agreement or any Exhibits hereto within sixty (60) days after delivery of the proposed amendment shall be deemed to have consented to such amendment. This Section III.E. shall not modify or limit any of Licensor's other rights provided for in this License Agreement, including but not limited to Licensor's rights to amend Exhibits to this Agreement under Sections III or IV, to the extent permitted therein, or to modify Jr impose the fees or other charges, to the extent such modification is permitted, required of Licensee under Sections V or VIII hereof. Only Licensor shall have the right to propose an amendment to this License Agreement or any Exhibits under this Section III.E.

         F.       SIGNAGE, PROMOTION

                  1. For each market in the Licensed Territory, Licensee shall, at its own expense, cause the Cellular One Mark to be used or incorporated with such reasonable prominence in such advertising and other business references to Licensee as may be appropriate to create a clear impression, among the general public, that Licensee is affiliated with the Cellular One program. Without limiting Licensee's obligation to comply with the foregoing, Licensee shall, for each market in the Licensed Territory, associate Licensee and the Cellular One name in the telephone "yellow pages" and "white pages" directory listings, and at least cause the Cellular One Mark to be used or incorporated on or in each of the following, insofar as they relate to Licensee's business utilizing the
Marks:

                           (i) Licensee's customer billing statements and the accompanying envelopes;

                           (ii) Licensee's advertising media, including without limitation, print advertising, brochures, marketing materials, point-of-sale materials, billboards and broadcast media such as radio and television advertising, on line advertising, home pages on the World Wide Web and other computer accessible information;

                           (iii) The greetings, introductions or opening messages of Licensee's telephone operators, voice mall, telephone answering machines and other call answering services, in response to customer and prospective customer inquiries;

                           (iv) Licensee's stationery, business cards, notices and other mailouts, and, to the extent practicable, any press or other media coverage afforded Licensee; and

                           (v) Signs or displays on the exterior and interior of each of Licensee's facilities which interface with customers or prospective customers In the Licensed Territory.

                  2. To the extent required by this License Agreement, pursuant to Sections III.A., VI.B.. VI.D. or otherwise, Licensee shall, at its own expense, modify its usage of the Marks and adopt tag lines, icons or similar marks or variations, and modify the signage and other items described in Section III.F.1. above as may be appropriate, within one (1) year or such shorter period as Licensor may reasonably require or as may be otherwise provided in this License Agreement.

                  3. Licensee shall use the Cellular One Mark (or any mark substituted therefor by Licensor) as the principal service mark or trademark, as appropriate, designating Primary Services and Core Products sold or distributed by it within the Licensed Territory and shall otherwise use the applicable Marks in connection with Additional Products and Additional Services in the Licensed Territory to the extent commercially reasonable and as required by this License Agreement. Use of the Marks will be strictly in accordance with the Graphic Standards Manual as amended from time to time. Licensee shall only use those Marks as are specified by Licensor in connection with each of the Additional Products and Additional Services.

         G.       DEALERS, AGENTS AND RETAILERS

                  In the event that, pursuant to this License Agreement, Licensee permits its authorized dealers, agents or retailers to use the Marks in the Licensed Territory, such dealers, agents and retailers shall be subject to the obligations set forth in this License Agreement and those imposed upon such parties by Licensee; provided, however, that unless required by Licensee, such dealers, agents and retailers need not necessarily comply with the specific obligations of Sections IV.F.1.(i), IV.F.1.(iii) and IV.F.1.(iv) hereof in connection with each dealers', agents' or retailers' use or incorporation of the Marks on or in the items therein listed.

         H.       ADDITIONAL PRODUCTS AND SERVICES

                  1. Set forth on Exhibit D hereto under the headings "Additional Products" and "Additional Services," respectively, are certain products and services relating to the Primary Services with regard to which, upon notice to Licensor, Licensee may promote or sell utilizing the Marks as therein specified.

                  2. In the event that Licensee shall elect to use the Marks within all or any part of the Licensed Territory in connection with one or more of the specified Additional Products or Additional Services, Licensee shall provide Licensor not less than thirty (30) days written notice of such intended use, together with a description of Licensee's business and promotional plans with regard thereto and the portion of the Licensed Territory to which such use will relate.

         I.       USE OF THE CELLULAR ONE TRADEMARK

                  In order to protect and enhance the Cellular One Mark and the goodwill pertaining thereto, Licensee shall, consistent with Exhibit D, use the Cellular One Mark only on or in connection with first class, high quality telecommunications equipment and related devices further described as an Additional Product on Exhibit D hereto (collectively, the "Wireless Communications Equipment"). Any such Wireless Communications Equipment shall be sold or distributed only in accordance with all applicable federal, state and local laws, including, without limitation, all applicable FCC directives and other industry standards issued from time to time by the CTIA, the Electronics Industries Association and comparable industry groups, and which, if available for the type of Wireless Communications Equipment in question, has earned a certification seal issued by the CTIA. Licensee shall, upon execution of this Agreement, and from time to time thereafter upon request by Licensor, promptly furnish to Licensor, at no charge, a listing of all of the various types of Wireless Communications Equipment sold or otherwise distributed by Licensee, and upon which or in connection with which the Cellular One Mark is used. The nature and quality of such Wireless Communications Equipment shall be subject to review by Licensor to insure compliance with this Agreement.

         J.       CONSUMER SERVICE NUMBER

                  Licensee shall have the obligation to use and promote and a nonexclusive right to make use of a toll free national consumer service number designated by Licensor (the "Consumer Service Number"). as a toll free service to Licensee's customers and prospective customers in the Licensed Territory, to use the 1-800-CELL ONE Mark and marks associated therewith and to pay an annual fee to Licensor described in Section V.E. and in accordance with the following terms and conditions:

                  1. (a) Licensor will, from time to time, establish and maintain a national consumer service telephone number, operated twenty-four hours a day, seven days a week. Currently the number established by Licensor is 1-800-CELL ONE (1-800-235-5663). Licensee shall arrange with a long distance carrier (the "Long Distance Carrier") for a network-based routing system to cause such calls to the Consumer Service Number from customers and prospective.customers of Licensee ii; the Licensed Territory (including customers of Licensee roaming from the Licensed Territory) to be automatically
(i) routed to Licensee, or to a designated center as further described below or
(ii) provided with a prerecorded intercept announcement or (iii) routed as may be required pursuant to Section IV.J.3. or any agreement entered into by Licensee pursuant thereto. All arrangements necessary for the routing of calls to Licensee or the delivery of prerecorded intercept announcements shall be made between Licensee and the Long Distance Carrier. In no event will Licensor route calls made to the Consumer Service Number to Licensee, or cause any such calls to be so routed. It is anticipated mat Licensee will provide customers and prospective customers calling the Consumer Service Number with assistance, information and/or promotional literature in response to inquiries concerning such matters as activation, suspension or disconnection of service, service plans, promotions, billing, pricing, roaming, dialing instructions, access numbers, feature codes, the locations, hours of operation and telephone numbers of offices, authorized repair facilities and sources for batteries, parts and accessories, and such other matters as may be set forth in the 800 Number Supplement (hereinafter defined).

                     (b) Licensor will provide Licensee with a supplement to Exhibit E (the Quality Standards) and the Guide to Quality Operations (collectively, the "800 Number Supplement"), containing requirements and suggestions for the operation of the Consumer Service Number program, including the services which Licensee must have the capability of offering during various times to callers to the Consumer Service Number which are routed to the Licensee by the Long Distance Carrier, and other materials as Licensor deems appropriate. Licensor may from time to time, in its discretion, issue additional supplements, modifications and additions to the Guide to Quality Operations or the 800 Number Supplement. Licensor may, in its discretion, expand or introduce new features to the Consumer Service Number program and may afford Licensee the opportunity to participate therein by executing an addendum to this Agreement or other suitable document.

                     (c) From time to time, at its sole election, Licensor may select and designate a substitute telephone number to serve as the Consumer Service Number and Licensee shall take such steps as shall be necessary to utilize such substituted number in place of the prior telephone number serving as the Consumer Service Number and shall cease any use of such prior number in accordance with any schedule reasonably promulgated by Licensor with regard thereto.

                  2. Licensee shall establish and maintain adequate staffing and telephone capacity in relation to the subscriber base and call volume of the Licensed Territory, in order to promptly and adequately receive and respond to calls routed to Licensee through the Consumer Service Number; provided however, that Licensee may establish a centralized location with such capabilities to serve multiple markets for which Licensee has entered into a License Agreement with Licensor, if applicable. Licensee agrees that it will not impose any airtime charges or other charges upon the caller for calls made to the Consumer Service Number, whether such calls are made by customers, prospective customers, roamers or otherwise. Licensee shall cause its billing department or, if applicable, use its best efforts to cause each of its billing companies or providers of Primary Services, to nonrate calls to the Consumer Service Number made from the Licensed Territory, and to delete any per diem roaming fees if calls from the Licensed Territory to the Consumer Service Number are the only roamer calls made during the twenty-four hour daily billing period. Licensee shall offer credit card roaming capability for its customers, with respect to the Licensed Territory, for the purpose of allowing call processing for customers with validation problems when the serving switch in the home market is not accessible.

                  3. Within thirty (30) days of the Effective Date of this License Agreement, Licensee shall make appropriate arrangements with the Long Distance Carrier for the routing of calls to the Licensed Territory and, in conjunction therewith, shall be providing service to customers and prospective customers in accordance with the Quality Standards and the Guide to Quality Operations (including the 800 Number Supplement) twenty four hours a day, three hundred sixty-five days a year. Licensee may phase in such customer service operations over a period not to exceed six (6) months following the Effective Date hereof, but within (30) days after the Effective Date of this Agreement, Licensee shall, at a minimum, promptly accept and fully respond to all calls routed to Licensee through the Consumer Service Number from 8:00 a.m. to 6:00 p.m., local tim;, Monday through Friday, excluding national holidays. During such times, the calls routed to the Licensed Territory by the Long Distance Carrier must be handled by Licensee's own or contracted service personnel (other than answering services) unless other arrangements satisfactory to Licensor are made, and the various types of callers (customers, roamers, prospects, etc.) must be provided with service respecting at least those categories as set forth in the Guide to Quality Operations (including the 800 Number Supplement). Outside of such times, (i) Licensee has the option of handling the calls with its own or contracted service personnel (other than answering services), arranging for other licensees in good standing of the Marks to handle the calls, arranging for third parties acceptable to Licensor to handle the calls, or arranging for the calls to be answered by an automated voice response system, with live operator backup preferred (although a response system with the capability for the caller to leave a recorded message will be acceptable); and (ii) not later than six (6) complete calendar months following the Effective Date of this License Agreement; such callers must be provided with service respecting at least those categories as set forth in the Guide to Quality Operations (including the 800 Number Supplement) for such times.

                  4. Licensee shall at its own expense include the Consumer Service Number in Licensee's telephone directory listings for the Licensed Territory, including "White Pages" and "Yellow Pages" listings (under "Cellular Telephones", "Mobile Telephones," "Radiotelephones" or other category denoting telecommunications services and equipment, as appropriate), and in Licensee's promotional and marketing materials. Licensee agrees to actively promote the Consumer Service Number in the Licensed Territory, but may also utilize its own toll free numbers or other numbers in the Licensed Territory.

                  5. Licensor shall in no event be liable by reason of any act or omission of Licensee or any third party licensee in the conduct of its business or for any claim or judgment arising therefrom or for any claim or judgment by third parties (including without limitation, the Long Distance Carrier, Licensee's customers, prospective customers, dealers, retailers, agents, resellers, or the like) arising from or relating to the establishment and the operation of the Consumer Service Number, and Licensee shall indemnify and hold Licensor, Licensor's employees, the Partnership Partners and their affiliates, and their respective officers, directors, employees and stockholders, harmless from and against any and all claims and judgments, as well as the costs, including attorneys' fees, of defending against them. Licensee acknowledges that Licensor shall not be responsible for any direct, consequential or incidental damages of any kind resulting from or relating to the Consumer Service Number, the related program or the operation thereof, or the acts or omissions of the Long Distance Carrier, including without limitation, damages relating to possible loss of customers or prospective customers by Licensee or its dealers, retailers, agents, resellers, or the like.

                  6. Licensee agrees to promptly provide the Long Distance Carrier with such complete current and reserve cellular NPA/NXX listings and other information and data as may be reasonably requested by the Long Distance Carrier to permit the Long Distance Carrier to provide an efficient and effective routing of calls and delivery of intercept announcements to Licensee and to assure that calls which should be routed to other licensees of the Consumer Service Number are not being affected by Licensee's arrangements with the Long Distance Carrier. All payments and other similar arrangements which may be necessary to permit the Long Distance Carrier to route calls or provide intercept services and prerecorded announcements to callers shall also be the responsibility of Licensee, shall be determined by and between Licensee and the Long Distance Carrier, and Licensor shall have no obligation or liability whatsoever with respect thereto. Licensee agrees to promptly provide directly to Licensor and/or to cause the Long Distance Carrier to promptly provide to Licensor such information as Licensor may from time to time reasonably request in order to permit Licensor to protect the Marks and/or to ascertain Licensee's compliance with Licensee's obligations under this Agreement.

                  7. In the event Licensee's agreement with the Long Distance Carrier expires or is terminated for any reason with respect to any market in the Licensed Territory, Licensee's rights with respect to the Consumer Service Number and the 1-800-CELL ONE Mark shall automatically terminate with respect to such market. In the event Licensor decides to discontinue the Consumer Service Number or the related program, Licensor may terminate Licensee's rights with respect to the Consumer Service Number and the 1-800-CELL ONE Mark upon ninety
(90) days prior written notice to Licensee.

                  8. The parties agree that Licensor is not offering herein to resell 800 service or other telecommunications services, and no portion of the annual Consumer Service Number Fee is compensation for any such resale. Licensee shall have no right to resell 800 service using the Consumer Service Number to any other person or entity. If Licensee chooses to permit its authorized dealers, retailers or agents in the Licensed Territory to use the Consumer Service Number and the 1-800-CELL ONE Mark, Licensee acknowledges, for itself and on behalf of its dealers, retailers and agents, that the applicable calls by callers to the Consumer Service Number will be routed by the Long Distance Carrier to Licensee, and not to any such dealers, retailers and agents of Lice=e, and that the calls will be toll free and free of roaming and airtime charges upon the callers as set forth above.

                  9. Licensee acknowledges and agrees that it shall have no ownership interest in the Consumer Service Number, any telephone number, Mark or acronym serving as or associated with a current or previous Consumer Service Number or any agreements relating thereto, notwithstanding any actual or implied agreements between Licensee and the Long Distance Carrier, any tariffs or permits applicable or related to the Consumer Service Number or any contract or course of dealing relating thereto. Without modifying the foregoing, Licensee hereby grants Licensor an irrevocable power of attorney, which shall be coupled with an interest, to act in Licensee's place and stead and to execute and deliver any agreements, instruments, certificates, pleadings or the like reasonably necessary to disclaim any interest by

Licensee in the Consumer Service Number, any telephone number, Mark or acronym serving as or associated with a current or previous Consumer Service Number or any agreements relating thereto, and to vest in Licensor full title thereto. In addition, Licensee shall, from time to time, at the request of Licensor or the Long Distance Carrier, promptly execute and deliver such further agreements, instruments, certificates, pleadings and the like as Licensor shall reasonably deem necessary to give effect to this Section IV.J.9.

V.       FEES AND REPORTING

         A.       APPLICATION FEE

                  Upon execution of this License Agreement by Licensee, Licensee shall pay to Licensor a nonrefundable application fee (the "Application Fee") of five hundred dollars ($500.00) per market in the Licensed Territory; provided, however, that no Application Fee with respect to a particular market shall be payable in the event that this License Agreement is being executed as a renewal, extension or modification of an outstanding Cellular One License Agreement between Licensee and Licensor covering such market in the Licensed Territory or in the event of a market transfer or Change of Control (the latter events being subject, however, to the transfer fee described in Section V.H. hereof).

         B.       ANNUAL LICENSE FEE

                  Licensee agrees to pay to Licensor an annual license fee (the "Annual License Fee") based on the total population of each of the markets in the Licensed Territory (the "Pops") as determined by the most recent population estimates produced by an independent company selected in good faith by Licensor, with a minimum Annual License Fee of three thousand dollars ($3,000.00) per market in the Licensed Territory for each year during the Term. If the Effective Date of this License Agreement or the commencement of a Subsequent Year is on or before December 31, 1997, the Annual License Fee for the Initial Year or the Subsequent Year, as the case may be, shall be equal to two cents ($0.02) per person in the Licensed Territory, but not less than the foregoing minimum. If the Effective Date of this License Agreement or the commencement of a Subsequent Year is after December 31, 1997, the Annual License Fee for the Initial Year or the Subsequent Year, as the case may be, shall be calculated in accordance with
Section V.E. below, but shall not be less than the foregoing minimum. The Annual License Fee shall be due on each January 1 and payable on or before each January 31 of each Subsequent Year during the Term, for the full calendar year; provided however, that the Annual License Fee for the Initial Year shall be paid upon execution of this License Agreement by Licensee. Notwithstanding the foregoing, if the Initial Year commences on a day other than January 1, the Annual License Fee for the Initial Year (including the foregoing minimum fee, if applicable) shall be prorated to reflect the portion of that calendar year included within the Initial Year. The Annual License Fee will not be prorated or refunded in whole or in part under any other circumstances; provided, however, that upon the normal expiration of this License Agreement at the end of the Term or any renewal Term (but in no other event, including without limitation, upon the voluntary or involuntary termination of this License Agreement for any reason), Licensor agrees to refund a prorated portion of the Annual License Fee reflecting that portion of that calendar year remaining after the date of expiration, less any set off for any other fees owing to Licensor.

         C.       ANNUAL ADVERTISING FEE

                  Licensee agrees to pay to Licensor's Cellular One Promotional Fund an annual advertising fee (the "Annual Advertising Fee") based upon the population estimates described in Section V. B. above. If the Effective Date of the License Agreement is on or before December 31, 1996, the Annual Advertising Fee for the Initial Year shall be equal to five cents ($0.05) per person in the Licensed Territory. If the Effective Date of this License Agreement or the commencement of a Subsequent Year is between January 1, 1997 and December 31, 1997, then the Annual Advertising Fee for the Initial Year or Subsequent Year, as the case may be, shall be equal to six cents ($0.06) per person in the Licensed Territory. If the Effective Date of this License Agreement or the commencement of a Subsequent Year is between January 1, 1998 and December 31, 1998, then the Annual Advertising Fee for the Initial Year or Subsequent Year, as the case may be, shall be equal to seven cents ($0.07) per person in the Licensed Territory. If the Effective Date of this License Agreement or the commencement of a Subsequent Year is after December 31, 1998, then the Annual Advertising Fee for the Initial. Year or the Subsequent Year, as the case may be, shall be calculated in accordance with Section V.E. below. The Annual Advertising Fee shall be due on each January 1 and payable on or before each January 31 of each Subsequent Year during the Term, for the full calendar year; provided, however, the Annual Advertising Fee for the Initial Year shall be paid upon execution of this License Agreement by Licensee. Notwithstanding the foregoing, if the Initial Year commences on a day other than January 1, the Annual Advertising Fee for the Initial Year shall be prorated to reflect the portion of that calendar year included within the Initial Year. The Annual Advertising Fee will not be prorated or refunded in whole or in part under any other circumstances. For any Initial Year or Subsequent Year beginning on or before January 1, 1998, if Licensee can demonstrate to the satisfaction of Licensor that Licensee had less than three hundred thousand (300,000) billable minutes of air time for each month in the preceding calendar year in a market in the Licensed Territory, Licensee shall not be obligated to pay the Annual Advertising Fee with respect to such market for such Initial Year or Subsequent Year, as the case may be. Licensor agrees to accept, and may require, the bona fide report of Licensee's independent outside auditing firm as appropriate confirmation that Licensee has less than the three hundred thousand (300,000) billable minutes of air time for each month as described above. The foregoing exemption from payment of the Annual Advertising Fee shall in no event extend beyond the Annual Advertising Fee due for 1998. To the extent that geographic, demographic or social factors (such as a location of a market outside of the continental U.S. or the use in a particular market in the Licensed Territory of a dominant language other than English) limit the effectiveness of Licensor's promotional efforts with respect to such market in the Licensed Territory, Licensor may, but shall not be obligated to, consider an adjustment to the Annual Advertising Fee payable under this Section V.C. or adjusting its promotional activities to improve the effectiveness thereof in such market in the Licensed Territory.

         D.       ANNUAL ADMINISTRATIVE FEE

                  From time to time, upon not less than thirty (30) days written notice to Licensee, Licensor shall be entitled to levy, and Licensee shall pay, a nonrefundable annual administrative fee (the "Annual Administrative Fee"), not to exceed, each calendar year, one-half of one cent ($0.005) per person in the Licensed Territory as determined in a manner consistent with that applied to the determination of the Annual License Fee, in the event that Licensor determines that such a fee is necessary to defray Licensor's administrative costs, including costs associated with professional fees and expenses, incurred in connection with performing Licensor's duties under this License Agreement and otherwise protecting and promoting the Marks and assuring that the Quality Standards continue to be consistent with changing market conditions and technological change. In the event that Licensee provides Primary Services as a reseller for more than one provider of Cellular Telephone Services or any form of Alternate Wireless Service, Licensor shall be entitled to receive an additional Annual Administrative Fee (or such part thereof as Licensor shall deem appropriate) with regard to each such reseller relationship, reflecting the increased costs of conducting customer surveys and otherwise monitoring Licensee's performance under this License Agreement.

         E.       ESCALATION OF LICENSE AND ADVERTISING FEES

                  In addition to any other increases in the Annual License Fee and the Annual Advertising Fee which are permitted herein, Licensor may, in its sole discretion, increase the Annual License Fee payable for any Initial Year or Subsequent Year commencing on or after January 1, 1998, and/or increase the Annual Advertising Fee payable for any Initial Year or Subsequent Year commencing on or after January 1, 1999, by amounts commensurate with the increases In the Consumer Price Index or media expenses, as the case may be, in accordance with the following:

                  1. Annual License Fee for the applicable Initial Year or Subsequent Year (subject to the minimum Annual License Fee of $3,000.00 per market in the Licensed Territory)=

                        $0.02      X        CPI-2      X        Pops
                                            -----
                                            CPI-1


                  where:

                        (a) "CPI" shall mean the monthly National Consumer Price Index for All Urban Consumers, U.S. City Average (All Items; 1982-84 equals 100) issued by the U.S. Department of Labor, Bureau of Labor Statistics, or its successor agency, or if such index is no longer in effect, the successor index thereto;

                        (b) "CPI-1" shall mean the monthly CPI for the month of June, 1996; and

                        (c) "CPI-2" shall mean the higher of (i) CPI-1 or (ii) the monthly CPI for the latest calendar month which ends at least six (6) months before the commencement of the applicable Initial Year or Subsequent Year for which the adjustment of fee(s) is being computed.

                  2. Annual Advertising Fee for the applicable Initial Year or Subsequent Year=

                               $0.07 X         MC-2  X Pops
                                               ----
                                               MC-1

                  where:

                        (a) "MC-1" shall mean the actual media buy liabilities incurred by Licensor in connection with Licensor's obligations and activities under Section VIII of this License Agreement for the immediately preceding annual period;

                        (b) "MC-2" shall mean the higher of (i) MC-1 or (ii) the media buy liabilities Licensor would incur in the following annual period if it engaged in the activities and purchased the goods and services giving rise to the media buy liabilities constituting MC-1. In making the determination required by the preceding sentence, Licensor shall utilize the "netcosts(TM)" reports publication describing Broadcast Network, Cable Network and Syndication CPM and CPP projections published by Ephron, Papazian & Ephron, Inc., or any successor or equivalent index generally utilized by the industry to estimate future costs associated with promotional activities.

         F.       CONSUMER SERVICE NUMBER FEE

                  During such time as Licensor makes the Consumer Service Number program available to licensees, Licensee shall pay to Licensor an annual Consumer Service Number fee (the "Consumer Service Number Fee") equal to one thousand dollars ($1,000.00) for each MSA and five hundred dollars ($500.00) for each RSA constituting a part of the Licensed Territory, subject to a maximum fee payable under this Section V.F. of thirty thousand dollars ($30,000.00) with respect to the Licensed Territory or all of Licensee's Licensed Territories under other License Agreements with Licensor. The Consumer Service Number Fee shall be due on each January 1 and payable on or before each January 31 of each Subsequent Year during the Term, for the full calendar year; provided however, the Consumer Service Number Fee for the Initial Year shall be paid upon execution of this License Agreement by Licensee. Notwithstanding the foregoing, if the Initial Year commences on a day other than January 1, the Consumer Service Number Fee for the Initial Year shall be prorated to reflect the portion of that calendar year included within the Initial Year. The Consumer Service Number Fee will not be prorated or refunded in whole or in part under any other circumstances. The Consumer Service Number Fee shall be in addition to any other charges or fees that may be payable by Licensee to any Long Distance Carrier for the Consumer Service Number program, as contemplated by Section IV.J. hereof. In addition to the Consumer Service Number program, Licensor may establish similar programs for other forms of wireless telephony (the "Other 800 Programs"). To the extent that the Primary Services or Core Products include such forms of wireless telephony, Licensee shall participate in the Other 800 Programs designed therefor. Licensor shall be entitled to receive fees from Licensee for the Other 800 Programs calculated in a similar manner as those for the Consumer Service Number program.

         G.       ADDITIONAL FEES

                  From time to time following the date hereof, Licensor may propose, pursuant to Section III.E. hereof, changes to or the implementation of one or more periodic fees to be payable by licensees with regard to the Primary Services, Core Products, Additional Products or Additional Services, or other fees deemed appropriate by Licensor. Upon approval thereof in accordance with
Section III.E., such fees shall become an obligation of Licensee hereunder.

         H.       SPECIAL LICENSEE RELATED EXPENSES

                  Licensor shall be entitled to levy, and Licensee shall promptly pay, a fee of not less thin five hundred dollars ($500.00) per market with regard to any Change of Control of Licensee or assignment by Licensee of its rights and obligations hereunder (including any transfer or Change of Control of a market constituting part of the Licensed Territory) or upon any other assignment, transfer, pledge, Change of Control or other transaction contemplated or permitted under Article X.

         I.       PAYMENTS, INTEREST ON LATE PAYMENTS


                  All fees and charges payable under this License Agreement shall be payable in good funds at Licensor's address specified herein, or at such other address as Licensor shall from time to time designate in writing. Notwithstanding any other provision of this Article V, Licensor shall be entitled for reasons of administrative convenience or otherwise to defer the date by which any fee or charge payable by Licensee hereunder may be due. No such deferral shall be a waiver of any of Licensor's rights hereunder. If payment of any Application Fee, Annual License Fee, Annual Advertising Fee, Consumer Service Number Fee, Annual Administrative Fee or other fee or charge under this License Agreement is overdue, Licensee shall pay Licensor, in addition to the overdue amount, interest on such overdue amount from the date it was payable until paid at the rate which is two (2) points above the prime rate published by the Wall Street Journal on the date payment was due, or the maximum rate permitted by applicable law, whichever is less. Entitlement to such interest shall be in addition to any other remedies Licensor may have.

VI.      MARKS

         A.       OWNERSHIP OF MARKS

                  Licensor is the owner of all right, title and interest in and to the Marks (which shall include for the purposes of this Section VI. all of the permits and contractual or other arrangements (including registrations of trademarks, service marks and domain names) relating to ownership or control of the Marks, the Consumer Service Number and the like). No sublicense by Licensee pursuant to Sections III.G. or X.C. shall create any ownership interest in the Marks in Licensee or any sublicensee thereof nor any right by Licensee to sublicense use of the Marks in the future.

         B.       GENERAL USE

                  With respect to Licensee's use of the Marks pursuant to this License Agreement, Licensee acknowledges and agrees to the following:

                  1. Licensee shall use only the Marks designated by Licensor and shall use them only in the manner authorized and permitted by Licensor herein, and only in accordance with the Graphic Standards Manual. Without limiting the generality of the foregoing, Licensee shall comply with Licensor's guidelines and directives (i) for use of certain Marks with specified Additional Products and Additional Services, and (ii) concerning the use of the Marks or derivatives thereof in, or as a part of, the domain name of any World Wide Web pages or the names of any similar Internet locales or addresses owned by or on behalf of Licensee.

                  2. Except to the extent permitted as Incidental Use, Licensee shall use the Marks only in connection with providing Primary Services, Core Products, Additional Services and Additional Products in the Licensed Territory, in accordance with the Quality Standards and as otherwise set forth in this License Agreement.

                  3. Licensee shall identify the Licensor as the registered owner of the Marks in such ways as Licensor may direct, including but not limited to the identification of Licensor as such on Licensee's invoices, order forms, receipts and contracts.

                  4. Except as provided in Section IV.G. above and Section X.C. below, Licensee shall have no right to sublicense the Marks to any other person or entity, and Licensee shall have no right to allow its resellers, if any, to make use of the Marks. Any use by a dealer, retailer or agent under Section III.G. or by an Affiliate under Section X.C. shall be consistent with Licensee's rights and responsibilities hereunder with respect to the use of the Marks and, in no event, shall any such permitted use exceed or extend beyond Licensee's rights hereunder to use the Marks. Licensee agrees to monitor and be responsible for the use of the Marks by its agents, retailers and dealers and its Affiliates and to promptly provide or cause to be provided to Licensor upon request, from time to time, such reasonable information concerning the use of the Marks by such dealers, retailers and agents and Affiliates to permit Licensor to ascertain

Licensee's compliance hereunder. From time to time upon the reasonable request of Licensor, Licensee shall promptly supply Licensor with a list of dealers, retailers, agents and Affiliates authorized to use the Marks and/or promptly confirm whether any particular dealers, retailers, agents or Affiliates remain authorized and in good standing with respect to use of the Marks.

                  5. Licensee's right to use the Marks is limited to the uses specifically authorized under this License Agreement.

                  6. Licensee shall not use the Marks or any of their derivatives, or any marks confusingly similar there;o, as part of Licensee's corporate or other legal name. Licensee and any dealers, retailers or agents designated under Section III.G. or Affiliates designated under Section X.C. may file and maintain trade name or fictitious name registrations in the jurisdictions within the Licensed Territory where legally required or otherwise appropriate to reflect the fact that Licensee is doing business as "Cellular One." If other licensees desire to file and maintain such a trade name or fictitious name registration pursuant to a license agreement with Licensor, Licensee shall consent or otherwise cooperate with Licensor and such licensees in meeting the state or local requirements to permit such trade or fictitious name registrations to coexist. Licensee shall execute any documents deemed necessary or desirable by Licensor or its counsel to assist Licensor in the protection or registration of the Marks or to maintain or defend Licensor's title thereto, or their continued validity and enforceability.

                  7. Licensee shall promptly notify Licensor of any suspected infringement of, or challenge to the validity, registration, or Licensor's ownership of the Marks, which occurs in the Licensed Territory, or elsewhere, should Licensee become aware. Licensor agrees, at its sole cost and expense, to institute or otherwise defend proceedings as may be appropriate to protect the Marks, including, to the extent necessary, defense of such proceedings following termination of this License Agreement. In connection with any such proceedings, Licensee agrees to execute any and all documents and to do whatever reasonable acts and things as may, in the opinion of counsel for Licensor, be necessary or advisable to assist Licensor in carrying out the prosecution or defense, and Licensor agrees to reimburse Licensee for all direct costs incurred by Licensee in doing these acts and things, except that Licensee shall bear the salary costs of its employees. Licensor shall have the sole right to institute, defend and direct proceedings relating to the Marks and Licensee shall not file or institute any proceedings relating to the Marks without the prior written consent of Licensor. In the event that Licensee does file or institute any proceedings relating to the Marks, Licensee shall promptly supply Licensor with copies of any and all papers and materials relating to such proceedings, together with such information relating thereto as Licensor may reasonably request. Notwithstanding anything to the contrary in Section VI.B., and whether or not Licensor undertakes the prosecution or defense of a legal proceeding relating to one or more of the Marks, Licensor's liability for damages and losses to Licensee relating to use of one or more of the Marks (including any loss resulting from Licensor's loss of title or ownership of the Marks or the rights thereto) shall be limited to the amount of the Application Fee plus the Annual License Fee paid by Licensee under this License Agreement for the market(s) in which such liability is determined, for the year during which such liability is determined.

                  8. The Marks are valid and serve to identify the Primary Services, the Core Products, the Additional Services and the Additional Products provided by those who are authorized to operate under the Marks. Licensee shall not directly or indirectly contest the validity, registration or Licensor's ownership of the Marks, any of Their derivatives, any of the icons or other marks owned by Licensor, and Licensee shall not directly or indirectly apply for or otherwise seek to register as a trademark, service mark or design any mark or other designation which incorporates, which is the same as or confusingly similar to, or which may dilute Licensor's rights in and to, any of the Marks or their derivatives, any of the icons or other marks owned by Licensor.

                  9. Licensee's use of the Marks, and the use thereof by its agents, retailers, dealers and Affiliates, if any, pursuant to this License Agreement does not give Licensee or any agent, retailer, dealer or Affiliate, any ownership interest or other interest in or to the Marks, except the license granted in this License Agreement. Any and all goodwill arising from use of the Marks shall inure solely and exclusively to the benefit of Licensor, and upon expiration or termination of this License Agreement and the license granted by it, no monetary amount shall be assigned as attributable to any goodwill associated with use of the Marks by Licensee or its agents, retailers, dealers or Affiliates.

                  10. Licensor has and retains the following rights, among others:

                      (i) To use the Marks itself, in connection with local, regional and national advertising and promotion, including conducting activities designed to enhance the goodwill associated with the Marks, and, subject to the provisions of Section I hereof, with directly or indirectly selling products and services (including telecommunications products and services) both within and outside the Licensed Territory;

                      (ii) To grant licenses for use of the Marks in addition to those licenses already granted to existing licensees of the Marks;

                      (iii) To use the Marks in any manner reserved for Licensor pursuant to Section I; and

                      (iv) To create derivatives of the Marks and exploit, promote and license such derivatives.

                  11. In the event that any of the Marks or icons, including any trademarks, service marks and design logos adopted after execution of this License Agreement which become Marks, can no longer be used, Licensor reserves the right to provide a substitute mark or design with reasonable notice to Licensee.

         C.       INCIDENTAL USE

                  1. For the purposes of this License Agreement, the promotion, sale and delivery of Primary Services, the Core Products, Additional Services and Additional Products in accordance with this Section VI.C. shall be considered "Incidental Use" of the Marks.

                  2. During the Term, and subject to the other provisions of this License Agreement, Licensee shall be entitled to conduct its business of providing Primary Services, Core Products, Additional Services and Additional Products throughout the Licensed Territory, without the necessity of abandoning or failing to serve any part of the Licensed Territory because such business might become known to, or because Licensee might from time to time sell products or services to, persons or businesses resident or located outside of the Licensed Territory. Licensee shall not be prohibited by the terms of this License Agreement from promoting Primary Services outside of the Licensed Territory to the extent necessary to provide Primary Services in accordance with the Quality Standards throughout the Licensed Territory. In addition, except that Licensee shall not specifically direct its promotional activities to potential customers outside of the Licensed Territory, Licensee shall be entitled to utilize regional or other media in connection with promoting its Primary Services, Core Products, Additional Services and Additional Products within the Licensed Territory. Licensee shall not adopt.promotional pricing or otherwise seek to distribute Primary Services, Core Products, Additional Services or Additional Products outside of the Licensed Territory, but shall not be precluded from doing business with persons or entities it knows to be resident outside of the Licensed Territory.

                  3. This Section VI.C. does not entitle Licensee to utilize the Marks for products or services other titan Primary Services, Core Products, Additional Services and Additional Products, nor does it allow use of the Marks by Licensee outside of the Licensed Territory except strictly in accordance with
Section VI.C.2. above. Licensor shall have the sole right to restrict Licensee's Incidental Use of the Marks at any time and in such manner as Licensor shall determine necessary or appropriate to prevent such Incidental Use from breaching, infringing upon, or otherwise conflicting with, the rights of any other current or future licensee of the Mark(s). Licensee's Incidental Use of the Marks may also be restricted under Section VI.D. below, notwithstanding this
Section VI.C., to avoid or mitigate Potential Customer Confusion (as subsequently defined).

         D.       POTENTIAL CUSTOMER CONFUSION

                  1. Notwithstanding any other provision of this Section VI. to the contrary, in the event that as a result of economic, demographic or technological changes within or affecting the Licensed Territory from and after the date of this License Agreement, Licensor reasonably determines that actual or potential customers of another licensee of the Marks, or any of them, are or are likely to consider Licensee to be, or to be affiliated with, such other licensee of the Marks or not readily distinguishable therefrom (such circumstances being referred to as "Potential Customer Confusion"), Licensor shall be entitled to modify the provisions of this

License Agreement and any Exhibit hereto for the purpose of reducing the circumstances giving rise to the Potential Customer Confusion.

                  2. In seeking to reduce Potential Customer Confusion, Licensor shall consider requiring providers (including Licensee) of products or services which are the source of Potential Customer Confusion to adopt tag lines or otherwise differentiate such products or services before amending this License Agreement in a manner that would require a material modification in the conduct of Licensee's telecommunications business relating to the Marks.

                  3. Without limiting the generality of the foregoing, and without limiting any other rights which Licensor may have hereunder with respect to Additional Products or Additional Services, Licensor shall be entitled, with or without the consent of Licensee, to reduce the size of the Licensed Territory with regard to Additional Products or Additional Services or to delete or modify the description of any Additional Product or Additional Service set forth on Exhibit D hereto for the purpose of mitigating or eliminating Potential Customer Confusion. Upon such reasonable written notice to Licensee as Licensor in its discretion determines, but in no event to exceed sixty (60) days, regarding the existence of Potential Customer Confusion resulting, in whole or in part, from Licensee's promotional activities, Licensee shall modify such promotional activities to the extent reasonably necessary to prevent or mitigate, to the extent possible, the continuation of events or circumstances previously giving rise to Potential Customer Confusion.


VII.     CONFIDENTIAL INFORMATION

         A.       DEFINITION

                  Any and all information, knowledge, know-how, and techniques which Licensor or Licensee designates as confidential shall be deemed "Confidential Information" for purposes of this License Agreement, except:

                  1. Information which either party can demonstrate was known to it prior to disclosure thereof by the other party; or


                  2. Information which, at or after the time of disclosure by one patty to the other, had become or later becomes a part of the public domain, through publication or communication by others through no fault of the party receiving the information.

         B.       PROHIBITIONS

                  Licensor and Licensee each agree that it will use its best efforts, during the term of this License Agreement and for one year following expiration or termination of this License Agreement, to prevent the communication or divulgence, to any other person, partnership, association, corporation or business enterprise of any Confidential Information which may be communicated to it or of which it may be apprised pursuant to this License Agreement. Licensor shall be deemed to have used its best efforts to prevent such communication or divulgence if it has distributed guidelines to its employees in an effort to maintain an information separation between Licensor and the Partnership Partners and their affiliates, and, specifically, it has instructed its employees not to divulge any Confidential Information, including customer information, to the Partnership Partners or their affiliates, and shall have obtained the executed confidentiality agreements referred to in Section VII.C. from those persons designated in such Section. In circumstances where Licensee is in direct competition with one of the Partnership Partners or their affiliates in any one or more of the market(s) in the Licensed Territory, Licensor will instruct its employees that no information regarding Licensee's business of providing Primary Services, Core Products, Additional Products or Additional Services in that market should be disclosed to that Partnership Partner or its affiliates. The parties agree that statistical performance information regarding licensees of the Marks which does not identify individual markets may be reported to the Partnership Partners and their affiliates and shall not be considered Confidential Information. Notwithstanding the foregoing, either party to this License Agreement and the Partnership Partners and their affiliates may disclose any Confidential Information which any such party may be legally required to disclose to a government agency or in the context of litigation or arbitration.

         C.       LICENSOR CONFIDENTIALITY AGREEMENTS

                  Licensor will execute, and will cause its employees, agents and representatives, who are reasonably expected to have access to Confidential Information of Licensee to execute, an appropriate confidentiality agreement, which shall provide that any Confidential Information of Licensee made available to Licensor, Licensor's employees, agents or representatives, pursuant to this License Agreement, will be kept confidential by all such persons.

         D.       CONSEQUENCES OF BREACH

                  Licensor and Licensee each acknowledges that any failure to comply with this Section VII will cause the other party irreparable injury, and each party agrees to pay all court costs and reasonable attorneys' fees incurred by the other party in obtaining specific performance of, or an injunction against violation of, this Section VII.


VIII.    ADVERTISING

         Recognizing the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the Marks, the parties agree as follows:

         A.       LICENSEE'S ADVERTISING

                  All advertising and promotion by Licensee in any manner or medium must be conducted in a dignified manner and must conform to the written and graphic guidelines specified by~Licensor from time to time, including the Graphic Standards Manual. Licensee shall display or otherwise employ the Marks in the manner prescribed by Licensor on all signs and all other advertising and promotional materials used in connection with Licensee's business, to the extent relating to Primary Services, Core Products, Additional Services and Additional Products. If requested by Licensor, Licensee at its own expense shall promptly provide to Licensor photocopies or other photographic, mechanical, magnetic or other representations of all print advertisements and promotional materials, radio/television advertising sequences, graphical interface presentations and other media presentations using the Marks which Licensee has used at any time during the six (6) months preceding Licensor's request.

         B.       MATERIALS PROVIDED BY LICENSOR

                  Licensor may provide from time to time, in its sole discretion, advertising and promotional plans and materials, including without limitation, newspaper mats, television and radio tapes, graphical interface files, promotional brochures and sales aids. Licensee may use all or any of these materials in its sole discretion

         C.       CELLULAR ONE PROMOTIONAL FUND, OTHER ADVERTISING FUNDS

                  Licensor has established, and Licensee agrees to participate in a fund for national, local and regional advertising and promotional and other public programs and activities (the "Cellular One Promotional Fund" or the "Fund") for licensees of the Marks. Licensor shall have the right to determine, in accordance with Section V.C. hereof the amount of contributions to be made by licensee with respect thereto for any year or years during the Term hereof including any renewal Term. Licensee agrees to make contributions to the Cellular One Promotional Fund as required hereunder and under Section V.C. hereof, and agrees that the Fund is to be maintained and administered by Licensor or its designee as follows:

                  1. Licensor or its designee shall direct all advertising and/or promotional programs with sole discretion over the concepts, materials, and media used in such programs and the placement and allocation thereof. Licensee agrees and acknowledges that the Cellular One Promotional Fund is intended to maximize general public recognition, acceptance, and use of the Marks for the benefit of all licensees of the Marks, and that Licensor or its designee are not obligated, in administering the Fund, to undertake expenditures for Licensee which are equivalent or proportionate to Licensee's contribution, or to ensure that any particular licensee benefits directly or PRO RATA from expenditures by the Fund.

                  2. The Cellular One Promotional Fund, all contributions thereto, and any interest earnings thereon, shall be used for the purpose of meeting any and all costs of administering, researching, directing, and preparing advertising and/or promotional activities including the cost of preparing and conducting television, radio, magazine, World Wide Web, e-mail and newspaper advertising campaigns; direct mail and outdoor billboard advertising; marketing surveys and other public relations activities; use of advertising agencies to assist therein; promotional brochures and other marketing materials for licensees of the Marks; and indirect costs, including reasonable allocation of Licensor's administrative, personnel and overhead expenses, associated with the implementation of advertising programs, such as equipment costs and similar costs relating to special national or regional programs or other similar programs contemplated by Section III.E. All reasonable costs incurred by Licensor or charged to Licensor by third parties for the production and dissemination of such advertising and promotional materials may be charged to the Fund.

                  3. Licensee shall contribute to the Cellular One Promotional Fund in accordance with Section V.C. All sums paid by licensees of the Marks to the Fund shall be maintained in an account separate from the other monies of Licensor and shall not be used to defray any of Licensor's administrative expenses, except for such reasonable administrative costs and overhead as Licensor may incur in activities reasonably related to the administration or direction of the Fund and advertising programs for licensees of the Marks, and as further set forth in Section VIII.C.2. Except as set forth in this Section VIII.C., the Fund and any incidental earnings shall not otherwise inure to the benefit of Licensor. Licensor or its designee shall maintain separate bookkeeping accounts for the Fund.

                  4. It is anticipated that all Licensee contributions to, and incidental interest earned by, the Cellular One Promotional Fund shall be expended for advertising and/or promotional purposes during the taxable year within which the contributions and earnings are received. If, however, excess amounts retain in the Fund at the end of such taxable year, all expenditures in the following taxable year(s) shall be made first out of accumulated interest earnings from previous years, next out of interest earnings in the current year, and finally from contributions.

                  5. The Cellular One Promotional Fund is not and shall not be an asset of Licensor or its designee. A statement of the operations of the Fund as shown on the books of the Fund shall be prepared annually by an independent certified public accountant selected by Licensor and shall be made available to Licensee upon written request.

                  6. Although the Fund is intended to be of perpetual duration, Licensor maintains the right to terminate the Fund. The Fund shall not be terminated, however, until all monies in the Fund have been expended for advertising and/or promotional purposes or returned to contributors on the basis of their respective contributions.

         In addition, Licensor may establish and Licensee shall contribute to one or,more separate advertising funds for the purpose of promoting types or groups of primary Services, Core Products, Additional Products or Additional Services, utilizing all or part of the fees collected pursuant to Section V.C. hereof. Except as specifically provided by Licensor when establishing such fund, or as may be permitted under this License Agreement, such additional funds shall be subject to provisions identical to those applicable to the Cellular One Promotional Fund described herein.

         D.       PRICE DISCRETION

                  Licensee shall have the rift to sell its products and offer services at any price Licensee may determine, and shall in no way be bound by any price which may be recommended or suggested by Licensor.


IX.      INSURANCE

         A.       REQUIREMENT

                  Licensee shall promptly procure, and shall maintain in full force and effect at all times during the Term of this License Agreement, at Licensee's expense, an insurance policy or policies protecting Licensee, Licensor, and the Partnership Partners, and their respective affiliates, agents, officers, directors, shareholders, and employees, against any demand or claim with respect to personal injury, death, or property damage, or any loss, liability, or expense whatsoever arising or occurring upon or in connection with Licensee's business of providing and goods or services utilizing or in connection with the Marks. Licensor and the Partnership Partners, and their respective affiliates, agents, officers, directors, shareholders, and employees, shall be named additional insureds in each such policy.

         B.       MINIMUM COVERAGE

                  The policy or policies shall be written by an insurance company with an Alfred M. Best rating of A or A+, or such other insurance company as Licensor may reasonably approve, and shall include, at a minimum, such coverages and policy limits as may reasonably be specified by Licensor from time to time, which coverages may include, without limitation, comprehensive general liability insurance, including personal injury, as well as comprehensive automobile liability coverage for both owned and nonowned vehicles, and property damage liability coverage, naming Licensor and the Partnership Partners, and their respective affiliates, agents, officers, directors, shareholders and employees, as additional insureds in each such policy or policies. Until such time as Licensor shall in good faith determine that economic or other circumstances affecting the Cellular One license program require increased insurance coverage, the following minimum insurance requirements shall be applicable.

                  1:       General liability: $1,000,000 per occurrence or
$2,000,000 in the aggregate;

                  2.       Personal liability: $1,000,000;

                  3.       Property damage: $1,000,000;

                  4. Automobile liability: $1,000,000 per occurrence for owned and operated vehicles;


                  5. Workers' compensation/Employers' liability: $500,000 policy limit;

                  6.       Disease: $500,000; and

                  7.       Accident: $500,000

         C.       CERTIFICATES OF INSURANCE

                  Within thirty (30) days after this License Agreement is executed, and thereafter at least thirty (30) days prior to the expiration of any such policy, Licensee shall deliver to Licensor Certificates of Insurance evidencing the proper coverage with limits not less than those required hereunder. All Certificates shall expressly provide that not less than thirty
(30) days prior written notice shall be given Licensor in the event of material alteration to, or cancellation of, the coverages. evidenced by such Certificates.


X.       TRANSFER OF INTEREST

         A.       TRANSFER BY LICENSOR

                  Licensor shall have the right to transfer or assign all or any part of its rights or obligations herein to any person or legal entity. If Licensor's assignee assumes all of the obligations of Licensor under this License Agreement and sends written notice of the assignment so attesting, Licensee shall promptly execute a general release of Licensor and the Partnership Partners, and any affiliates thereof, from any claims against or liabilities of Licensor, the Partnership Partners or such affiliates arising under this License Agreement.

         B.       TRANSFER AND PLEDGE BY LICENSEE

                  If Licensee desires ii; the Licensed Territory (i) to sell its Primary Services business for one or more markets and assign its rights under this License Agreement with respect to such market(s), (ii) to pledge or assign its rights under this License Agreement to a financial institution or other party in connection with a financing transaction involving Licensee, or (iii) enter into a transaction resulting in a Change of Control of Licensee, Licensee shall notify Licensor in writing and Licensee shall be entitled to transfer, assign, or pledge its rights under this License Agreement, or effect the Change of Control, as the case may be, provided:

                  1. Licensee shall not be in default under this License Agreement.

                  2. The transferee shall enter into a written assignment, in a form satisfactory to Licensor, assuming and agreeing to comply with, at Licensor's option, either this License

Agreement or Licensor's then current form or forms of license agreement relating to the Marks, except that in the case of a pledge or collateral assignment to a financial institution referred to in Section X.B.(ii), such pledge or collateral assignment need only be made subject to all of the terms and conditions of this License Agreement. In the case of a Change of Control; Licensee and the new controlling entity shall enter into a written agreement, in a form satisfactory to Licensor, agreeing that Licensee shall continue to be entitled to the rights and subject to the obligations of a licensee hereunder.

                  3. Licensee shall remain liable for all of the obligations to Licensor under this License Agreement prior to the effective date of transfer and shall execute any and all instruments reasonably requested by Licensor to evidence such liability. The transfer or Change of Control shall not affect any of the terms or provisions of this License Agreement or the status of the market(s) in the Licensed Territory pursuant hereto (including without limitation, a market's default or probation status under this License Agreement), all of which shall be or remain fully applicable to the transferee or Licensee, as the case may be.

                  4. Where Licensee provides Primary Services in more than one market and the transfer or Change of Control involves market(s) comprising less than all of the markets in the Licensed Territory, the transferee or Licensee, as the case may be, shall, at Licensor's option, enter into Licensor's then current form of license agreement for the market(s) being transferred or to which the Change of Control relates; in such event, this License Agreement shall remain in full force and effect with respect to Licensee's remaining market(s), if any, following the transfer or change of Control.

                  5. The transferee or new controlling entity, or Proposed transferee or new controlling entity, as the case may be, shall provide Licensor with such financial data, certificates of insurance, copies of Permits, and other information as are required to be provided by Licensee hereunder in connection with entering into this License Agreement, or otherwise, and such materials and information shall be current and complete as of the effective date of such transfer or Change of Control.

                  6. The transferee shall promptly pay Licensor any transfer fees or charges then being charged generally by Licensor to transferees of licenses to use the Marks. In the case of a Change of Control, Licensee shall pay Licensor any similar fees then being charged generally by Licensor for such Changes of Control with respect to licensees of the Marks.

         Licensee shall be entitled to transfer, assign or pledge its rights under this License Agreement, or enter into a transaction resulting in a Change of Control of Licensee, with respect to a portion of a market in the Licensed Territory, pursuant to the provisions of this Section X.B.

         Licensee shall not be entitled to transfer, assign or pledge any of its rights or obligations under this License Agreement, except by complying with the provisions of this Section X.B.

relating thereto, nor shall Licensee permit a Change of Control to occur without complying with the provisions of this Section X.B.

         C.       RIGHT TO ADD AFFILIATE AS PARTY

                  Subject to Section V.H., with the consent of Licensor, Licensee shall be entitled to assign any or all of its rights under this License Agreement to use the Marks in connection with the provision of Primary Services, Core Products, Additional Services or Additional Products in the Licensed Territory, or any part thereof, to an "Affiliate," which shall mean any business entity Controlling, under the Control of or under common Control with Licensee. No assignment by Licensee of any rights pursuant to this Section X.C. shall relieve Licensee of its obligations hereunder. In addition, Licensor's consent to such assignment shall cease to be effective upon the occurrence of a Change of Control with regard to Licensee or its assignee which results in Licensee or its assignee no longer being Affiliates. Licensor shall be entitled, from time to time and upon its reasonable request, to receive from Licensee and any assignee thereof a certification that assignee continues to be entitled, under this Section X.C. to utilize the Marks, together with the facts supporting such entitlement. No, assignee of Licensee shall be entitled to any vote pursuant to
Section III.E. or to any notices from Licensor hereunder. No conduct on the part of Licensor with regard to any assignee of Licensee shall be deemed to cause such assignee to become a licensee hereunder or to have any ownership interest in this License Agreement. Licensee shall give Licensor prior written notice of any Change of Control, as defined below, of Licensee or any assignee of Licensee.

         D.       CHANGE OF CONTROL

                  For the puposes of this License Agreement, a "Change of Control" with regard to any entity shall mean the disposition or acquisition, directly or indirectly, of Control with regard to such entity. "Control" or "Controlling" with regard to an entity shall mean the record or beneficial ownership, directly or indirectly, by any person or entity, or group of persons or entities, of in excess of a majority of the equity securities of the entity in question, or the power to designate a majority of the members of the Board of Directors or other governing body thereof or to otherwise determine the management and policies of the entity in question.


XI.      DEFAULT AND TERMINATION

         A.       TERMINATION BY LICENSEE

                  Licensee shall have the right to terminate this License Agreement without cause at any time upon at least one hundred eighty (180) days advance written notice to Licensor. Licensee shall remain fully responsible for any fees and other obligations accruing to Licensor during such notice period.

         B.       TERMINATION BY LICENSOR - WITHOUT NOTICE

                  Licensee shall be deemed to be in default under this License Agreement, and all rights granted herein shall automatically terminate without notice to Licensee, if Licensee becomes insolvent or makes a general assignment for the benefit of creditors; or if a petition in bankruptcy is filed by Licensee or against Licensee and not actively opposed by Licensee; or if Licensee is adjudicated as bankrupt or insolvent; or if a bill in equity or other proceeding for the appointment of a receiver of Licensee or other custodian for Licensee's business or assets is filed and consented to by
Licensee: or if a receiver or other permanent or temporary custodian of Licensee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under any state or federal law should be instituted by Licensee or against Licensee and not actively opposed by Licensee; or if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); or if Licensee is dissolved except where the Licensee is a limited partnership and, promptly following dissolution, such limited partnership is reconstituted with the same general partners: or if a suit to foreclose any lien or mortgage against real or personal property used in the operation of Licensee's Primary Services business is instituted against Licensee and not dismissed within thirty
(30) days or, if actively being opposed by Licensee, within one hundred eighty
(180) days; or if execution is levied against Licensee's Primary Services business, or any of the property related thereto; or if any material real or personal property of Licensee used in its Primary Services business shall be sold after levy thereupon by any sheriff, marshal, or constable; or if Licensee at any time ceases to operate or otherwise abandons its Primary Services business or otherwise forfeits the right to do or transact business in any market(s) in the Licensed Territory; or if Licensee loses its FCC license or FCC construction permit or any other material Permit for one or more market(s) in the Licensed Territory or otherwise forfeits the right to do or transact business in one or more market(s), in which event Licensee's rights under this License Agreement with respect to such market(s) shall automatically terminate and this License Agreement shall continue with respect to the remaining market(s) in the Licensed Territory for which Licensee continues to hold all necessary FCC license(s) and Permits.

         C.       TERMINATION BY LICENSOR - UPON NOTICE

                  Upon the occurrence of any of the following events, Licensee shall be deemed to be in default and Licensor may, at its option, terminate this License Agreement and all rights granted hereunder without affording Licensee any opportunity to cure the default. Said termination shall be effective immediately upon receipt of notice by Licensee (and Licensee shall remain fully responsible for any fees and other obligations accruing to Licensor until such termination becomes effective):

                  1. If Licensee has been advised of its probation status pursuant to Section XI.E. and Licensee does not make a good faith effort to formulate and implement a plan during the term of probation, or, at the end of the term of probation, Licensee fails to meet the 85% overall minimum customer satisfaction rating (or the higher percentage established by

Licensor under Section IV.A.) required in the Licensed Territory as a whole by the Quality Standards for Primary Services and Core Products;

                  2. If with regard to the Licensed Territory or any market constituting a part thereof, Licensee fails in any customer satisfaction survey conducted pursuant to Section III.C. to attain an overall customer satisfaction rating of more than 70%, regardless of the terms of any probation;

                  3. If any principal stockholder or officer of Licensee is convicted of a felony, a fraud, or any other crime or offense that Licensor believes is reasonably likely to have an adverse effect on the Marks, the goodwill associated therewith, or Licensor's interest therein;


                  4. If a threat or danger to public health or safety results from the operation of the Licensee's Primary Services business or any of its businesses relating to the delivery of any Primary Services, Core Products, Additional Products or Additional Services;

                  5. If Licensee purports to assign or transfer any rights or obligations under this License Agreement to any third party (including without limitation, any reseller) or to effect a Change of Control, contrary to the terms of Sections VI.B.4 or X.B. of this License Agreement;

                  6. If, contrary to the terms of Section VII. hereof, Licensee discloses or divulges Confidential Information provided to Licensee by Licensor;

                  7. If Licensee knowingly submits any false reports of information to Licensor or any entity conducting a customer satisfaction survey either during the application process or subsequent to the execution of this License Agreement; or

                  8. If Licensee directly or indirectly contests in any court or proceeding the validity or registration of or Licensor's ownership of any of the Marks or other rights licensed hereunder.

         D.       TERMINATION BY LICENSOR - AFTER NOTICE AND OPPORTUNITY TO CURE

                  Except as provided in Sections XI.B. and XI.C. of this License Agreement, Licensee shall have thirty (30) days after its receipt from Licensor of a written notice of termination within which to remedy any default hereunder (or, if the default cannot reasonably be cured within such thirty (30) days, to initiate within that time substantial and continuing action to cure the default), and to provide evidence thereof to Licensor. If after such default is not cured within that time (or, if appropriate, substantial and continuing action to cure the default is not initiated within that time), or such longer period as applicable law may require, this License Agreement shall terminate without further notice to Licensee effective immediately upon expiration of the thirty (30) day period or such longer period as applicable law may require (and Licensee shall remain fully responsible for any fees and other obligations accruing to

Licensor until such termination occurs). Licensee shall be in default hereunder for any failure to comply with any of the requirements imposed by this License Agreement or to carry out the terms of this License Agreement in good faith. Such defaults shall include, without limitation, the occurrence of any of the following events:

                  1. If Licensee fails to offer the Primary Services and the Core Products of nationwide call delivery and nationwide roaming, or any of them, under the specified Marks on a continuous basis and in a manner reasonably appropriate to promote and further the goodwill of the Marks, throughout the Licensed Territory in accordance with this License Agreement;

                  2. If Licensee fails, refuses or neglects promptly to pay when due any monies, fees or charges due to Licensor or the Fund, or under this License Agreement, or fails, refuses or neglects promptly to submit information as required under this License Agreement, or makes any false statements in connection therewith;

                  3. If Licensee fails to comply, in any material respect, with the Graphic Standards Manual or the Quality Standards;

                  4. If Licensee directly or indirectly misuses or makes any unauthorized use of the Marks or otherwise materially impairs the goodwill associated therewith or Licensor's rights therein;

                  5. If Licensee directly or indirectly engages in any business or markets any service or product under a name or mark which, in Licensor's opinion, is confusingly similar to, or may have a tendency to dilute, the Marks;

                  6. If Licensee shall breach or fail to timely perform any of its covenants or obligations under this License Agreement including, without limitation, the covenants of Licensee relating to the Consumer Service Number program and the Other 800 Programs;

                  7. If Licensee fails, refuses or neglects promptly to pay when due any fees or charges or otherwise timely perform its obligations to the Long Distance Carrier with regard to the Consumer Service Number;

                  8. If Licensee, by act or omission, permits a continued violation in connection with the operation of its business of any Permit, law, ordinance, rule or regulation of a governmental agency, in the absence of a good faith dispute over its application or legality and without promptly resorting to an appropriate administrative or judicial forum for relief therefrom; or

                  9. If any dealer, agent, retailer or Affiliate of Licensee misuses the Marks or otherwise fails to comply with this License Agreement, and Licensee, upon request by Licensor, does not promptly (i) cause such dealer, agent, retailer or Affiliate to cease the misuse and to otherwise fully comply with this License Agreement, or (ii) terminate its business relationship with such dealer, agent, retailer or Affiliate.

         E.       PROBATION

                  In the event that a customer satisfaction survey, conducted pursuant to Section III.C., reveals an overall minimum customer satisfaction rating less than required pursuant to Section IV.A.2., Licensor shall advise Licensee of an imposition of probation status for a stated period of time, typically one (1) year for primary Services and Core Products. Promptly on receipt of this written notice, Licensee agrees to formulate and implement a written plan to improve the quality of Licensee's Primary Services and Core Products, so that a subsequent customer satisfaction survey will indicate compliance with the provisions of this License Agreement. Licensor shall be entitled to review Licensee's plan upon reasonable request therefor. The guidelines contained in the Guide to Quality Operations provided to Licensee by Licensor and the Quality Standards set forth in Exhibit E are designed to assist Licensee in improving its customer satisfaction rating. If Licensor determines, in its sole discretion, that Licensee is not making a good faith effort to formulate and implement such a plan, or after a reasonable probation period the goals of the plan are not achieved, then Licensor may elect to extend the term of the probation or terminate this License Agreement effective upon written notice to Licensee pursuant to Section XI.C. Any extension of the Term of this License Agreement by Licensor during any probationary period shall not waive Licensor's rights under this Section XI.E. or under Section XI.C., and such probationary period, and any agreements relating thereto, shall continue unaffected.

         F.       PARTIAL TERMINATION

                  In addition to any other rights Licensor may have under this License Agreement with respect to the termination of Licensee's right to utilize the Marks in connection with Additional Services or Additional Products, or to amend Exhibit D to delete Additional Services or Additional Products therefrom, Licensor shall have the rifts set forth in this Section XI.F. From time to time, Licensor may conduct customer satisfaction surveys specifically relating to Additional Products or Additional Services. In addition, surveys conducted by Licensor with regard to the Primary Services may be designed to determine customer satisfaction levels with regard to Licensee's Additional Products or Additional Services. In the event that any such customer satisfaction survey reveals an overall minimum customer satisfaction rating of less than 85% (or such higher percentage as may be established by Licensor under Section IV.A.), but more than 70%, with regard to one or more markets constituting a part of the Licensed Territory, Licensor shall be entitled to impose a probation status with regard to the Additional Product or Additional Service and the market or markets in question. Licensor shall advise Licensee of the period of time, typically one
(1) year, of such probation. Promptly upon receipt of this written notice, Licensee agrees to formulate and implement a written plan to improve the quality of Licensee's Additional Product or Additional Service in question in the market or markets in question, so that a subsequent customer satisfaction survey will indicate compliance with the provisions of this License Agreement. Licensor shall be entitled to review Licensee's plan upon reasonable request therefor. The Guide to Quality Operations provided to Licensee by Licensor and the Quality Standards set forth in Exhibit E hereto are designed to assist Licensee in improving its customer satisfaction rating. Additional customer satisfaction surveys will be commissioned in the market or markets in question from time to time thereafter as Licensor deems appropriate, and Licensee agrees to pay the reasonable direct costs of conducting such additional customer satisfaction surveys. If Licensor determines, in its sole discretion, that Licensee is not making a good faith effort to formulate and implement such a plan, or after a reasonable probation period the goals of the plan are not achieved, then Licensor may elect to extend the term of the probation or terminate Licensee's right to utilIze the Marks in connection with the Additional Products or Additional Services in question in the market or markets in question or in the Licensed Territory as a whole. In the event of such a termination, Exhibit D hereto shall be amended appropriately. In addition, if a customer satisfaction survey shall reveal an overall customer satisfaction rating of 70% or less with regard to any Additional Product or Additional Service in any market or markets in the Licensed Territory, Licensor, upon thirty (30) days prior written notice to Licensee, shall be entitled to terminate Licensee's right to utilize the Marks in connection with such Additional S&vices or Additional Products, or any of them, in the market or markets in question or in the Licensed Territory as a whole, and Exhibit D hereto shall be amended to delete such Additional Products or Additional Services therefrom. Any extension of the Term of this License Agreement by Licensor during any such probationary period shall not waive Licensor's rights under this Section XI.F., and such probationary period, and any agreements relating thereto, shall continue unaffected.

         G.       FORCE MAJEURE

                  Neither Licensor nor Licensee shall be liable or deemed to be in default for a delay in or failure of performance that results from any of the following causes beyond the reasonable control of such party: strikes, work stoppages, shortages of equipment, supplies or energy, war, insurrection, or acts of God or the public enemy. Any delay resulting from any such cause shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable; provided however, that (i) said causes shall not excuse payment of any amount due or owed at the time of such occurrence or payment of Annual License Fees, Annual Advertising Fees, Consumer Service Number Fees or other amounts due thereafter, (ii)~the party asserting any such cause shall promptly commence and diligently pursue action to remedy its inability or failure to perform hereunder, and (iii) in no event shall said causes extend or excuse performance for more than one hundred twenty (120) days from the time of performance set forth in this License Agreement. The party asserting the existence of a force majeure condition under this Section XI.G. shall promptly notify the other party in writing of the occurrence and nature of any such cause and shall thereafter regularly inform the other party in writing of the progress of actions to remedy the inability or failure to perform hereunder.

XII.     OBLIGATIONS UPON TERMINATION OR EXPIRATION

         Upon termination or expiration of this License Agreement with respect to one or more of the market(s) in the Licensed Territory (the "Terminated Market(s)"), all rights granted hereunder to Licensee with respect to each Terminated Market shall forthwith terminate, and:

         A.       DEIDENTIFICATION

                  1. Licensee shall immediately cease to hold itself out as a present or former licensee of Licensor with respect to the Terminated Market(s).

                  2. Licensee shall immediately cease to participate in the Consumer Service Number program, any Other 800 Programs or any similar national call or customer routing program utilizing the Marks.

                  3. Licensee shall immediately and permanently cease to use, in any manner whatsoever, in the Terminated Market(s) any of the Marks and derivatives thereof, and all other marks and distinctive forms, slogans, signs, icons, symbols, monograms and devices associated with the Marks. Without limiting the foregoing, Licensee shall cease to use all signs, advertising materials, World Wide Web sites, displays, stationery, forms, and any other articles or clothing which display or incorporate any of the Marks or any derivatives thereof.

                  4. Licensee shall take such action as may be necessary to cancel in the Terminated Market(s) any trade name, fictitious name or equivalent registration which contains any of the Marks or any other service mark or trademark of Licensor, and Licensee shall furnish Licensor with proof of compliance with this obligation within thirty (30) days after termination or expiration of this License Agreement with respect to the Terminated Market(s).

                  5. Licensee agrees, in the event it continues to operate a business in the Terminated Market(s), not to use any reproduction, counterfeit, copy, or colorable imitation of the Marks or derivatives thereof, either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake, or deception, or which is likely to dilute Licensor's rights in and to the Marks or derivatives thereof. Further, Licensee agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Licensor or any of the Marks or derivatives thereof in the Terminated Market(s).

                  6. Licensee shall immediately notify and cause its dealers, agents, retailers and Affiliates that are using the Marks in the Terminated Market(s) to immediately cease all use of the Marks and participation in the Consumer Service Number program and any Other 800 Programs, and further cause its dealers, agents, retailers and Affiliates to fully comply with all the obligations applicable to Licensee under this Section XII. with respect to the Terminated Market(s).

         B.       PAYMENT OF MONIES DUE

                  1. Licensee shall promptly pay all sums owing to Licensor, the Cellular One Promotional Fund and any other advertising fund established hereunder. If and when this License Agreement is terminated as a result of any default of Licensee, such sums shall include all damages, costs and expenses, including reasonable attorney's fees, incurred by Licensor as a result of the default.

                  2. Licensee shall pay to Licensor all damages, costs and expenses, including reasonable attorney s fees, incurred by Licensor subsequent to the termination or expiration of this License Agreement in obtaining injunctive or other relief for the enforcement of any provisions of this Section XII.

         C.       RETURN OF CERTAIN CONFIDENTIAL DOCUMENTS

                  If this License Agreement has expired or been terminated with respect to all of the market(s) in the Licensed Territory, then Licensor and Licensee shall immediately deliver to the other party all documents which contain Confidential Information of the other party as defined in Section VII. hereof, including without limitation, the Guide to Quality Operations (including the 800 Number Supplement) and the Graphic Standards Manual.


XIII.    INDEPENDENT STATUS AND INDEMNIFICATION

         A. It is understood and agreed by the parties hereto that this License Agreement does not create a fiduciary relationship between them; that Licensee shall remain an independent business: and,that nothing in this License Agreement is intended to constitute either party as an agent, legal representative subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever.

         B. During the term of this License Agreement and any renewal hereof, Licensee shall hold itself out to the public as an independent business using the Marks. pursuant to a license from Licensor. Licensee agrees to take such action as may be necessary to so notify the public.

         C. It is understood and agreed that nothing in this License Agreement authorizes Licensee to make any contract, agreement, warranty or representation on Licensor's behalf, or to incur any debt or other obligation in Licensor's name. Licensor shall in no event assume liability for, or be deemed liable hereunder as a result of any such action; nor shall Licensor be liable by reason of any act or omission of Licensee, its dealers, agents, retailers or Affiliates in the conduct of their businesses or for any claim or judgment arising therefrom against Licensee or Licensor. Licensee shall indemnify and hold Licensor, Licensor's employees, the Partnership Partners and their affiliates, and their respective officers, directors, employees and stockholders, harmless from and against any and all claims arising directly or indirectly from, as a result of, or in connection with, the operation of the businesses of Licensee, its dealers, agents, retailers and Affiliates, as well as the costs, including attorney's fees, of defending against them.

         D. It is understood and agreed that Licensor does not establish or certify manufacturing, technical or performance standards for telecommunications equipment or customer premises equipment and Licensee will not represent otherwise to third parties.


XIV.     APPROVAL AND WAIVERS

         A. Whenever this License Agreement requires the prior approval or consent of Licensor, Licensee shall make a timely written request to Licensor therefor, and such approval or consent shall be obtained in writing. Licensor will process all such requests for approvals and consents in a reasonable and timely manner.

         B. Licensor makes no warranties or guarantees upon which Licensee may rely, and assumes no liability or obligation to Licensee, by providing any waiver, approval, consent or suggestion to Licensee in connection with this License Agreement, or by reason of any neglect, delay or denial of any request therefor.

         C. No failure of Licensor or Licensee to exercise any power reserved to it in this License Agreement, or to insist upon compliance by the other party with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party's rights to demand exact compliance with any of the terms of this License Agreement. Waiver by Licensor or Licensee of any particular default on the part of the other party shall not affect or impair the non-defaulting party's right with respect to any subsequent default of the same or of a different nature; nor shall any delay, forbearance or omission by Licensor or Licensee to exercise any power or right arising out of any breach or default by the other party of any of the terms, provisions or covenants of this License Agreement affect or impair such party's rights, nor shall such constitute a waiver by Licensor or Licensee, as the case may be, of any rights hereunder or rights to declare any subsequent breach or default.

         D. Subsequent acceptance by Licensor of any payments due to it shall not be deemed to be a waiver by Licensor of any preceding breach by Licensee of any terms, covenants or conditions of this License Agreement.


XV.      NOTICES

         Any and all notices required or permitted under,this License Agreement shall be in writing and shall be personally delivered, delivered by reputable overnight courier, proof of delivery requested, or by certified mail, postage prepaid and return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

  Notices to Licensor:        CELLULAR ONE GROUP
                              5001 LBJ Freeway
                              Suite 700
                              Dallas, Texas 75244
                              Attn: President

  Copy (which shall not
  constitute notice) to:      Arter & Hadden
                              1717 Main Street, Suite 4100
                              Dallas, Texas 75201
                              Attn: Cellular One Group

  Notices to Licensee:        At the address shown on the signature page hereof.

         Any notice by overnight courier or certified mail shall be deemed to have been given at the date and time such notice is accepted by the overnight courier or deposited with the U.S. Postal Service, respectively. No failure to address any notice hereunder to a particular individual shall render such notice invalid.

XVI.     ENTIRE AGREEMENT

         This License Agreement, the documents referred to herein, and the attachments hereto, if any, constitute the entire, full and complete License Agreement between Licensor and Licensee concerning the subject matter hereof, and supersede all prior agreements. Without limiting the foregoing, this License Agreement shall be deemed to amend and restate in its entirety and to supersede, for all purposes, any prior license agreement between the parties hereto which contemplates or has as its primary purpose the grant of a license to use any of the Marks. Except for those permitted to be made unilaterally by Licensor hereunder, no amendment, change or variance from this License Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.


XVI.     SEVERABILITY AND CONSTRUCTION

         A. Except as expressly provided to the contrary herein, each portion, section, part, term and/or provision of this License Agreement shall be considered severable; and if, for any reason, a portion, section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms and/or provisions of this License Agreement as may remain otherwise intelligible; and the latter shall continue to be given full force and effect and bind the parties hereof; and said invalid portions, sections, parts, terms and/or provisions shall be deemed not to be a part of this License Agreement.

         B. Nothing in this License Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity other than Licensor or Licensee, and their respective successors and assigns as permitted by this License Agreement.

         C. In the event a court in a final decision rules that any provision of this License Agreement or portion thereof is unenforceable, Licensee agrees to be bound by the maximum duty ruled enforceable by the court.

         D. All captions in this License Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

         E. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable.

         F. This License Agreement may be executed in several counterparts, and each copy so executed shall be deemed an original.


XVIII.   APPLICABLE LAW

         A. THIS LICENSE AGREEMENT TAKES EFFECT UPON ITS ACCEPTANCE AND EXECUTION BY LICENSOR IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED UNDER, THE LAWS THEREOF, WHICH LAWS SHALL PREVAIL IN THE EVENT OF ANY CONFLICT OF LAW; PROVIDED, HOWEVER, THAT IF ANY OF THE PROVISIONS OF THIS LICENSE AGREEMENT WOULD NOT BE ENFORCEABLE UNDER THE LAWS OF THE STATE OF TEXAS, THEN SUCH PROVISIONS SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED UNDER, THE LAWS OF THE STATE IN WHICH THE LICENSED TERRITORY IS LOCATED (IF THE LICENSED TERRITORY CONTAINS PORTIONS OF MORE THAN ONE STATE OR THE DISTRICT OF COLUMBIA, THEN THE APPLICABLE LAW SHALL BE THAT OF THE STATE IN WHICH THE LARGEST PORTION OF THE LICENSED TERRITORY IS LOCATED).

         B. No right or remedy conferred upon or reserved to Licensor or Licensee by this License Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

         C. Nothing herein contained shall bar Licensor's right to apply for injunctive relief against threatened conduct that will cause it loss or damages, under applicable equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.


XIX.     ACKNOWLEDGMENTS

         A. Licensee acknowledges that it is currently engaged in the telecommunications business and that such business involves substantial investment and risks and that its success is largely dependent upon the ability of Licensee's management and technical personnel. Licensor expressly disclaims the making of, and Licensee acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success resulting from the utilization of the Marks by Licensee in its telecommunications business.

         B. Licensee acknowledges that it received a copy of the complete Cellular One License Agreement and the Exhibits thereto at least five (5) business days prior to the date on which this License Agreement is signed by Licensee. Licensee further acknowledges that it received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this License Agreement is signed by Licensee.

         C. Licensee acknowledges that it has read and understood this License Agreement and the attachments hereto, and that Licensor has accorded Licensee ample time and opportunity to consult with advisors of Licensee's own choosing about the potential benefits and risks of entering into this License Agreement on the effective date set forth below.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

WITNESS WHEREOF, the parties hereto have duly executed this License Agreement to be effective on the date shown below.


                                           CELLULAR ONE GROUP


                                           By: /s/ Richard J. Lyons
                                           -------------------------------------
                                           Title: President

                                           Effective Date: 12/17/96
                                                          ----------------------
                                           Primary Contact in Ordinary Course of
                                           Business:


                                           Richard J. Lyons, President
                                           Cellular One Group
                                           5001 LBJ Freeway, Suite 700
                                           Dallas, TX 752244
                                           972/387-5225
                                           972/387-5275 (Fax)



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                 LICENSEE: SYGNET Communications, Inc.



                                 By: /s/ William Zlotnick
                                    --------------------------------------------
                                 Title: Vice-President
                                       -----------------------------------------
                                 Date of Signature:  1/6/97
                                                   -----------------------------
                                 PRIMARY CONTACT IN ORDINARY COURSE OF BUSINESS:

                                 William Zlotnick VP & Chief Operating Officer SYGNET Communications, Inc.
                                 6550-B Seville Drive
                                 Canfield, OH 44406
                                 Phone: 330/565-9508 Fax: 330/782-5379

                                 ADDRESS FOR NOTICE AND VOTING PURPOSES:

                                 William Zlotnick VP & Chief Operating Officer SYGNET Communications, Inc.
                                 6550-B Seville Drive
                                 Canfield, OH 44406
                                 Phone: 330/565-9508 Fax: 330/782-5379


                                 CONTACT FOR BILLING PURPOSES:

                                 John Anderson Controller
                                 SYGNET Communications
                                 6550-B Seville Dr.
                                 Canfield, Ohio 44406
                                 Phone: 330/565-9505 Fax: 330/565-9519

                                    EXHIBIT A

                         CELLULAR ONE LICENSE AGREEMENT


       The Marks currently designated by Licensor for use hereunder are as follows:

                                                               Registration or
         Marks                                                 Application Number
         -----                                                 ------------------

         CELLULAR ONE (service mark)                           1,839,076
         1-800-CELL ONE(1)                                     75/105,170
         CELLULAR ONE NETWORK(2)                               74/495,960
         LONG DISTANCE BY CELLULAR ONE(2)                      75/017,997
         PCS BY CELLULAR ONE(2)                                75/010,430
         PAGING BY CELLULAR ONE(2)                             75/010,429
         TELCOM BY CELLULAR ONE(2)                             75/010,427
         DISPATCH BY CELLULAR ONE(2)                           75/010,428
         DATA BY CELLULAR ONE(2)                               75/079,447
         VIDEO BY CELLULAR ONE(2)                              75/079,445
         INTERNET BY CELLULAR ONE(2)                           75/088,362
         LOCAL CALLING BY CELLULAR ONE(2)                          --
         CELLULAR ONE (trademark)(2)                            1,947,105

(1) Licensor may delete this Mark and/or Licensee's rights with respect to this Mark may terminate under certain circumstances, as further described in Section IV.J. of this License Agreement.
(2) Licensor may delete or modify any of these Marks or vary the Additional Services or Additional Products in connection with which these Marks may be used by Licensee, in accordance with the provisions of this License Agreement or in furtherance of Licensor's rights hereunder.

                                 OPTIONAL MARKS*


         CLEAR ACROSS AMERICA                                  1,907,932

----------
* Licensee may utilize the optional Marks in accordance with the terms and provisions of this License Agreement and the Graphic Standards Manual, but Licensor shall have the right in its sole discretion to terminate Licensee's use of any of the optional Marks upon thirty (30) dads written notice to Licensee.

                                    EXHIBIT B

                         CELLULAR ONE LICENSE AGREEMENT

                               LICENSED TERRITORY


                                                                 Other
                                               FCC              Market
Market Name                MSA/RSA          Market No.        Description
-----------                -------          ----------        -----------
Pennsylvania 01            RSA              612A1



                                            Total Population: 197624

                                    EXHIBIT C

                         CELLULAR ONE LICENSE AGREEMENT

                                PRIMARY SERVICES


Associated
Mark (If Any)     Primary Services                            Description
-------------     ----------------                            -----------

Cellular One      Cellular Telephone Services        "A" Side Cellular Telephone Services

                                    EXHIBIT D

                         CELLULAR ONE LICENSE AGREEMENT

                               ADDITIONAL SERVICES


------------------------------------------------------------------------------------------------------------------------------------

       CORE PRODUCT                   MARK                   PRODUCT OR SERVICE                          DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
             X               Cellular One            Nationwide Call Delivery            The ability of customers to be reached on
                                                                                         their wireless phone anywhere in the
                                                                                         United States and its territories
                                                                                         (including Alaska, Hawaii, Puerto Rico and
                                                                                         U.S. Virgin Islands) by having the caller
                                                                                         dial their wireless phone number.
------------------------------------------------------------------------------------------------------------------------------------
             X               Cellular One            Nationwide Roaming                  The ability of customers to make calls in
                                                                                         Roaming other than "home markets" anywhere
                                                                                         in the United States and its territories
                                                                                         (including Alaska, Hawaii, Puerto Rico and
                                                                                         U.S. Virgin Islands) by dialing the
                                                                                         appropriate phone number.
------------------------------------------------------------------------------------------------------------------------------------
                             Cellular One Network    Nationwide Cellular Call Delivery   NCCDN shall be a backbone network which
                                                     Network ("NCCDN") permitting        consists of hardware/software,
                                                     participating cellular customers    transmission links and routing switches or
                                                     to automatically receive calls      protocols, and possessing the physical and
                                                     dialed to such customer's home      intangible properties and functionality
                                                     cellular telephone number when      necessary to permit Licensee to offer
                                                     roaming.                            Cellular Telephone Services customers the
                                                                                         (i) service codes, (ii) dialing patterns,
                                                                                         (iii) feature codes, and (iv) recorded
                                                                                         messages (the foregoing clauses (i)
                                                                                         through (iv) being hereafter collectively
                                                                                         referred to as "Dialing Standards"
                                                                                         described in the Guide to Quality
                                                                                         Operations, within the United States and
                                                                                         its territories (including Alaska, Hawaii,
                                                                                         Puerto Rico and U.S. Virgin Islands).
------------------------------------------------------------------------------------------------------------------------------------


                               Exhibit D - Page 1

------------------------------------------------------------------------------------------------------------------------------------
                             Cellular One            Primary Services provided in        The Cellular One Mark may be used for one
                                                     combination with one or more of     or more Additional Services if they are
                                                     the Additional Services             provided in conjunction with the Primary
                                                                                         Services; otherwise, the other Marks
                                                                                         in this Exhibit are to be used for the
                                                                                         specified Additional Services in accordance
                                                                                         with Licensor's graphic standards.  If the
                                                                                         Primary Services are provided in
                                                                                         conjunction with one or more Additional
                                                                                         Services under the Cellular One Mark,
                                                                                         Licensee must, in accordance with
                                                                                         Licensor's graphic  standards (i) use the
                                                                                         Marks in this Exhibit for the Additional
                                                                                         Services in question or (ii) use Licensor's
                                                                                         designated form of the descriptive term
                                                                                         for the Primary  Services and Additional
                                                                                         Services in question (e.g., Cellular, Long
                                                                                         Distance, PCS, Paging, Telcom, Dispatch,
                                                                                         Data, Video, Internet or Local Calling)
                                                                                         rather than the full Marks shown in this
                                                                                         Exhibit (e.g., Long Distance by Cellular
                                                                                         One, Paging by Cellular One, etc.).
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


                               Exhibit D - Page 2


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
                             Long Distance by        Long Distance                       An intra-LATA or inter-LATA toll
                             Cellular One            Service                             telecommunications service that is
                                                                                         primarily viewed as part of a public
                                                                                         switched telephone network providing users
                                                                                         in fixed (such as residences and
                                                                                         businesses) or mobile locations with two
                                                                                         way voice, data, text, and image
                                                                                         communications.  Minimum requirements for
                                                                                         Long Distance Service include:

                                                                                         -      provisioning of
                                                                                                telecommunications service

                                                                                         -      offering two-way voice, data and
                                                                                                text communications

                                                                                         -      being used as part of a public
                                                                                                switched telephone network

                                                                                         -      providing intra-LATA, inter-LATA
                                                                                                and international service

                                                                                         -      providing users with the ability to
                                                                                                terminate calls nationally and
                                                                                                internationally

                                                                                         -      allowing customers utilizing any
                                                                                                or all of the full spectrum of
                                                                                                telecommunications services such
                                                                                                as Cellular, PCS, Paging, Dispatch,
                                                                                                Alternate Wireless Services and
                                                                                                Telcom, to subscribe to this
                                                                                                service.
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


                               Exhibit D - Page 3


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
                             PCS by Cellular One     Personal                            A wireless telecommunications service that
                                                     communication                       is interconnected to a public switched
                                                     services                            telephone network providing users with at
                                                                                         least intra-LATA and inter-LATA two-way
                                                                                         voice and data communications. Service is
                                                                                         provided through a mobile phone (car,
                                                                                         transportable, or portable) or through
                                                                                         wireless modems incorporated into devices
                                                                                         such as lap top computers and electronic
                                                                                         notebooks. Minimum requirements are:

                                                                                         -      provisioning of wireless
                                                                                                telecommunications service

                                                                                         -      offering two-way voice and data
                                                                                                communications.

                                                                                         -      interconnecting to a public
                                                                                                telephone network

                                                                                         -      providing intra-LATA and inter-LATA
                                                                                                service

                                                                                         -      supplying service through:

                                                                                                -      mobile phones that are mobile
                                                                                                       (car), transportable or
                                                                                                       portable, or

                                                                                                -      wireless modems incorporated
                                                                                                       into devices such as lap top
                                                                                                       computers and electronic
                                                                                                       notebooks.
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


                               Exhibit D - Page 4


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
                             Paging by               Paging                              A wireless telecommunications messaging
                             Cellular                                                    service providing users with at least
                             One                                                         one-way voice and/or data communications
                                                                                         such as voice or data messaging or data
                                                                                         transfer to a pager or a device such as a
                                                                                         lap top computer, or mobile phone with a
                                                                                         built in pager. Minimum requirements of
                                                                                         Paging are:

                                                                                         -      provisioning of a wireless
                                                                                                telecommunications service

                                                                                         -      offering at least one way voice
                                                                                                and/or data communications


                                                                                         -      providing service through analog or
                                                                                                digital technology for paging
                                                                                                devices that either are stand-alone
                                                                                                or part of a device such as a lap
                                                                                                top computer or a mobile phone.
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                             Telcom by Cellular      A combination of                    Telecommunications products and services
                             One                     telecommunications products or      that are part of or interconnected
                                                     services, including products such   primarily to a public switched telephone
                                                     as handsets, modems and PBX-like    network providing users in fixed locations
                                                     devices and services such as        such as a residence and businesses with
                                                     Cellular Telephone Services,        local, intra-LATA and inter-LATA two-way
                                                     Alternate Wireless Services,        voice, data, text, and image
                                                     private network services, or        communications. Minimum requirements for
                                                     local calling (exchange) services   Telcom include:

                                                                                         -      providing service to users in fixed
                                                                                                locations such as residences and
                                                                                                businesses

                                                                                         -      offering two-way voice, data and
                                                                                                text communications

                                                                                         -      interconnecting to a public switched
                                                                                                telephone network


                                                                                         -      providing local, intra-LATA or
                                                                                                inter-LATA service.
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

                               Exhibit D - Page 5


------------------------------------------------------------------------------------------------------------------------------------
                             Dispatch by             Dispatch Services                   A wireless telecommunications messaging
                             Cellular One                                                service providing users with "push to
                                                                                         talk" two-way voice dispatch and
                                                                                         data broadcast that is generally used in
                                                                                         the public safety, construction, and
                                                                                         transportation industries, and that can
                                                                                         be interconnected to a public telephone
                                                                                         network.  Minimum requirements for
                                                                                         Dispatch include:

                                                                                         -      provisioning of wireless analog
                                                                                                telecommunications service

                                                                                         -      offering two-way voice and data
                                                                                                communications

                                                                                         -      providing "push to talk" technology
                                                                                                for organizations and multiple
                                                                                                vehicles or locations

                                                                                         -      interconnecting with a public
                                                                                                telephone network.
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                             Data by Cellular        Data Transmission                   Transmission of information in a numerical
                             One                                                         form that is in either a digital or analog
                                                                                         format which can be transmitted via local,
                                                                                         intra-LATA and inter-LATA facilities
                                                                                         through a wireless telecommunications
                                                                                         network that is interconnected to a public
                                                                                         switched telephone network and
                                                                                         subsequently processed.
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                             Video by Cellular       Video Delivery                      Providing full motion images and
                             One                     Services                            conversational audio transmission which
                                                                                         can be sent or received in synchronization
                                                                                         via wired and wireless facilities.
------------------------------------------------------------------------------------------------------------------------------------
                             Internet by             Internet Services                   A wired or wireless telecommunications
                             Cellular One                                                access to a data base of articles,
                                                                                         information and entertainment through the
                                                                                         Internet/World Wide Web.
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


                               Exhibit D - Page 6


------------------------------------------------------------------------------------------------------------------------------------
                             Local Calling by        Local Calling                       An intra-LATA telecommunications service
                             Cellular One            (exchange) Services                 that is primarily viewed as part of a
                                                                                         public switched telephone network providing
                                                                                         users in fixed (such as residences and
                                                                                         businesses) locations with two-way voice,
                                                                                         data, text, and image communications.
                                                                                         Minimum requirements for local calling
                                                                                         services include:

                                                                                         -      provisioning of telecommunications
                                                                                                service

                                                                                         -      offering two-way voice, data and
                                                                                                text communications

                                                                                         -      being used as part of a public
                                                                                                switched telephone network

                                                                                         -      providing intra-LATA service

                                                                                         -      providing users with the ability to
                                                                                                terminate calls nationally and
                                                                                                internationally

                                                                                         -      allowing customers utilizing any or
                                                                                                all of the full spectrum of
                                                                                                telecommunications services, such as
                                                                                                Cellular, PCS, Paging Dispatch,
                                                                                                Alternate Wireless Services and
                                                                                                Telcom, to subscribe to this
                                                                                                service.
------------------------------------------------------------------------------------------------------------------------------------



                               ADDITIONAL PRODUCTS

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

       Core Product                   Mark                   Product or Service                          Description
------------------------------------------------------------------------------------------------------------------------------------
                             Cellular One            Wireless                            Cellular telephones, handsets,
                                                     Communications                      transceivers, pagers (remote data
                                                     Equipment                           receptors), personal digital assistants
                                                                                         (wireless data devices which can receive
                                                                                         and send data messages), modems and
                                                                                         facsimile machines, and parts and
                                                                                         accessories therefor.
------------------------------------------------------------------------------------------------------------------------------------


                               Exhibit D - Page 7

                                    EXHIBIT E

                         CELLULAR ONE LICENSE AGREEMENT

                                QUALITY STANDARDS


------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
             QUALITY STANDARDS                                                     MEASUREMENT
------------------------------------------------------------------------------------------------------------------------------------
-         Overall Minimum Customer                   -        85% of surveyed respondents answered Licensor's
          Satisfaction Rating                                 commissioned satisfaction  survey as "very satisfied" or somewhat satisfied" with their Cellular One service overall
------------------------------------------------------------------------------------------------------------------------------------
-         Reliability of placing and                 -        Majority of surveyed respondents answered Licensor's commissioned
          completing a call                                   satisfaction survey "As Expected" or "Better  than Expected" for the reliability of placing and receiving a call in home calling area
                                                              ("Home Market")
------------------------------------------------------------------------------------------------------------------------------------
-         Voice quality                              -        Majority of surveyed respondents answered Licensor's commissioned satisfaction survey "As Expected" or "Better than Expected" for the quality of voice or sound during Cellular One calls in Home Market
------------------------------------------------------------------------------------------------------------------------------------
-         System Busy Signals                        -        Majority of surveyed respondents answered Licensor's commissioned satisfaction survey "As Expected" or "Better than Expected" for the ability to place or receive calls without a system busy signal in Home
                                                              Market
------------------------------------------------------------------------------------------------------------------------------------
-         Dropped Calls                              -        Majority of surveyed respondents answered Licensor's commissioned satisfaction survey "As Expected" or "Better than Expected" for the ability to continue phone calls without being dropped because of weak signal
------------------------------------------------------------------------------------------------------------------------------------
-        Quickness of answering                      -        Majority of surveyed respondents answered Licensor's commissioned
         customer call                                        satisfaction survey "As Expected" or "Better than Expected" for the quickness of answering the phone
------------------------------------------------------------------------------------------------------------------------------------
-        Ability to adequately answer                -        Majority of surveyed respondents answered Licensor's commissioned
         customer's reason for calling                        satisfaction survey "As Expected" or "Better than Expected" for
                                                              abilIty to adequately answer reason for calling
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-        Accuracy of Bill                            -        Majority of surveyed respondents answered Licensor's commissioned satisfaction survey "As Expected" or "Better than Expected" for the accuracy of the bill
------------------------------------------------------------------------------------------------------------------------------------
-        Clarity or Understandability of             -        Majority of surveyed respondents answered Licensor's commissioned
         Bill                                                 satisfaction survey "As Expected" or "Better than Expected" for the clarity or understandability of the bill
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-        Data Quality                                -        Accurately transmit or receive data at a rate of at least 9,600 bps
------------------------------------------------------------------------------------------------------------------------------------

                               Exhibit E - Page 1


------------------------------------------------------------------------------------------------------------------------------------
-        Seamless Network                            -        Customers must be able to travel with their wireless phones outside their Home Market and mike and receive calls without interruption when they travel beyond their Home Market
------------------------------------------------------------------------------------------------------------------------------------
-        Automatic Roaming                           -        Customers must have the ability to make calls in markets outside of their Home Market in the same manner as is done in their Home Markets without any special dialing sequences or instructions
------------------------------------------------------------------------------------------------------------------------------------
-        24 Hour Customer Service                    -        Customer service must be able to be accessed inside or outside of their Home Market 24 hours a day, 7 days a week
------------------------------------------------------------------------------------------------------------------------------------
-        *611 Dialing From a Wireless                -        Customers with problems must he able to access customer service from
         Phone                                                their wireless   phone within and outside their Home Market by dialing
                                                              *611
------------------------------------------------------------------------------------------------------------------------------------
-        1-800-CELL ONE                              -        A 24 hour service which can be accessed by prospects and customers for assistance with telecommunications products and services by any type of telephone technology from local and remote sites
------------------------------------------------------------------------------------------------------------------------------------

                               Exhibit E - Page 2

                                    EXHIBIT F

                         CELLULAR ONE LICENSE AGREEMENT

                               SURVEY METHODOLOGY


         The methodology currently being employed by Licensor and its designated Survey Company will be a telephone survey conducted from random probability samples selected by the Survey Company from listings supplied by Licensee of all of Licensee's customers in each market in the Licensed Territory.

         Customer listings shall be provided to the Survey Company m magnetic tape or disk medium in such common format as may be reasonably specified by Licensor. (If Licensee is unable to comply, a half-size, high income probability sample will be ordered at Licensee's expense).

         A random probability sample will be utilized, sufficient in number for economic completion of the satisfaction survey. The size of the samples will be at the discretion of Licensor and the Survey Company, but will typically be between approximately 50 and 200 depending on the size of the market being surveyed.

                                    EXHIBIT G

                         CELLULAR ONE LICENSE AGREEMENT

                           SPECIAL RESELLER PROVISIONS


         [To be agreed to between Licensor and Licensee when applicable]